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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-199442

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the securities to be sold by the issuer has been declared effective under the Securities Act of 1933, as amended, by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

SUBJECT TO COMPLETION, DATED MAY 18, 2017

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 29, 2014)

$

% Fixed Rate Senior Notes due                , 2022

% Fixed-to-Floating Rate Subordinated Notes due                , 2027

           First Busey Corporation, which we refer to as the "Company," is offering $             million aggregate principal amount of its         % fixed rate senior notes due                , 2022, which we refer to as the "Senior Notes," and $             million aggregate principal amount of its        % fixed-to-floating rate subordinated notes due                , 2027, which we refer to as the "Subordinated Notes." Each of the Senior Notes and the Subordinated Notes are referred to individually as a "series" and collectively as the "Notes."

           The Senior Notes will mature on                , 2022 and will bear interest from and including the date of issuance to but excluding the maturity date at a rate of        % per annum. We will pay interest on the Senior Notes semi-annually in arrears on                and                of each year, commencing on                , 2017. See "Description of the Notes—Senior Notes—Payment of Principal and Interest" in this prospectus supplement.

           The Subordinated Notes will mature on                , 2027. From and including the date of issuance to but excluding                , 2022, the Subordinated Notes will bear interest at an initial rate of        % per annum, payable semi-annually in arrears on                and                of each year, commencing on                , 2017. From and including                 , 2022 to but excluding the maturity date, the Subordinated Notes will bear interest at a floating rate equal to three-month LIBOR (as defined herein) as calculated on each applicable date of determination, plus a spread of                basis points, provided that in no event shall the applicable floating interest rate be less than 0% per annum, payable quarterly in arrears on                 ,                ,                 and                of each year, commencing on                , 2022. See "Description of the Notes—Subordinated Notes—Payment of Principal and Interest" in this prospectus supplement.

           We may, at our option, beginning on                , 2022 and on each interest payment date thereafter, redeem the Subordinated Notes, in whole or in part. The Subordinated Notes will not otherwise be redeemable by us prior to maturity, except that the Company may redeem the Subordinated Notes, in whole but not in part, if certain events occur, as described under "Description of the Notes—Subordinated Notes—Optional Redemption and Redemption Upon Special Event" in this prospectus supplement. The redemption price for any redemption is 100% of the principal amount of the Subordinated Notes, plus accrued and unpaid interest thereon to but excluding the date of redemption. Any redemption of the Subordinated Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System, which we refer to as the "Federal Reserve," to the extent then required under applicable laws or regulations, including capital regulations. The Subordinated Notes will not be convertible or exchangeable.

           The Senior Notes will be our senior unsecured obligations and will rank equally in right of payment with any of our existing or future senior unsecured indebtedness, junior in right of payment to all of our existing or future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and senior in right of payment to all of our existing or future obligations that are by their terms expressly subordinated or junior in right of payment to the Senior Notes, including $74.0 million aggregate principal amount of existing junior subordinated debt owed to unconsolidated trusts and the Subordinated Notes. In addition, the Senior Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations of our subsidiaries (including, in the case of our bank subsidiary, Busey Bank, which we refer to as the "Bank," deposits).

           The Subordinated Notes will be unsecured and will rank equally with any of our future unsecured subordinated indebtedness. The Subordinated Notes will be subordinated in right of payment to all existing or future senior indebtedness of the Company, including the Senior Notes. In addition, the Subordinated Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations of our subsidiaries (including, in the case of the Bank, deposits).

           The Notes will not be obligations of, and will not be guaranteed by, any of our subsidiaries, including the Bank. Currently, there is no public trading market for the Notes, and we do not intend to list the Notes on any national securities exchange.

           Investing in the Notes involves risks. See "Risk Factors" on page S-10 of this prospectus supplement.

Per Senior Note	Total	Per Subordinated Note	Total

Public offering price(1)%	$	%	$

Underwriting discount(2)(3)%	$	%	$

Proceeds to us (before expenses)(3)%	$	%	$

(1)
Plus accrued interest, if any, from                , 2017, if settlement occurs after such date.

(2)
We have also agreed to reimburse the underwriters for certain of their expenses in connection with this offering. See "Underwriting" in this prospectus supplement.

(3)
The underwriting discount of        % for the Senior Notes and        % for the Subordinated Notes will be deducted from the public offering price, except that for sales to certain of our directors and executive officers, the underwriting discount deducted from the public offering price will be        % for the Senior Notes and         % for the Subordinated Notes, and to the extent of those sales, the total underwriting discounts will be less than the total shown above, and the total proceeds to us (prior to deducting our expenses for the offering) will be more than the total shown above. As a result of sales of an aggregate of $            Senior Notes and $            Subordinated Notes to such persons, the total proceeds to us, after deducting the underwriting discounts (but prior to deducting our expenses for the offering), will equal $            for the Senior Notes and $            for the Subordinated Notes. See "Underwriting" in this prospectus supplement.

           The Notes to be issued are not deposits or savings accounts or other obligations of the Bank or non-bank subsidiaries of the Company and are not insured by the Federal Deposit Insurance Corporation, which we refer to as the "FDIC," or any other governmental agency.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

           The underwriters expect to deliver the Notes in book-entry form only, through the facilities of The Depository Trust Company, on or about                , 2017.

Joint Book-Running Managers

US Bancorp	Sandler O'Neill + Partners, L.P.	Stephens Inc.

The date of this prospectus supplement is                , 2017.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, as well as in each case the documents incorporated by reference, before deciding to purchase the Notes. To the extent the information in this prospectus supplement varies from the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Unless otherwise stated or the context otherwise requires, all references in this prospectus supplement to "the Company," "First Busey," "we," "our," "us" and similar terms refer to First Busey Corporation and its subsidiaries.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the Securities and Exchange Commission, which we refer to as the "SEC." Neither we nor the underwriters have authorized anyone to provide you with different information. If you receive any additional or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell or a solicitation of an offer to buy these Notes in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so, or to anyone to whom it is unlawful to make such an offer or solicitation.

        You should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus filed with the SEC is accurate only as of the respective dates of or as otherwise set forth in such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

SPECIAL NOTES CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following:

  •
  the strength of the local, national and international economy;

  •
  changes in state and federal laws, regulations and governmental policies concerning the Company's general business;

  •
  changes in interest rates and prepayment rates of the Company's assets;

  •
  increased competition in the financial services sector and the inability to attract new customers;

  •
  changes in technology and the ability to develop and maintain secure and reliable electronic systems;

  •
  the loss of key executives or employees;

S-i

  •
  changes in consumer spending;

  •
  unexpected results of acquisitions (including the acquisition of Pulaski Financial Corp. and the planned mergers with First Community Financial Partners, Inc. and Mid Illinois Bancorp, Inc.), which may include a failure to realize the anticipated benefits of an acquisition, the possibility that the transaction costs may be greater than anticipated, and the possible termination of the merger agreements with First Community Financial Partners, Inc. and Mid Illinois Bancorp, Inc. causing the acquisitions not to be completed;

  •
  unexpected outcomes of existing or new litigation involving the Company;

  •
  the economic impact of any future terrorist threats or attacks;

  •
  the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards;

  •
  changes in accounting policies and practices; and

  •
  other factors and risks described under "Risk Factors" herein or in our annual report on Form 10-K for the year ended December 31, 2016, and otherwise set forth in our SEC reports and filings.

        Additionally, all statements in this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference in this prospectus supplement and the accompanying prospectus, including forward-looking statements, speak only as of the date they are made, and we undertake no obligation to update any statement in light of new information or any future event. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. In addition, there are other factors that may impact any public company, including ours, which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

S-ii

SUMMARY

        This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. As a result, it is not complete and does not contain all of the information that you should consider before making a decision to invest in the Notes. This overview is qualified by the more detailed information and financial statements and notes appearing elsewhere in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision.

First Busey Corporation

        First Busey Corporation, a Nevada corporation, is a $5.4 billion financial holding company which was originally organized as a bank holding company in 1980. First Busey has one wholly-owned bank subsidiary, Busey Bank, an Illinois-chartered commercial bank headquartered in Champaign, Illinois, that was organized in 1868.

        First Busey conducts the business of banking and related services through the Bank, asset management, brokerage and fiduciary services through Busey Wealth Management, Inc., which we refer to as "Busey Wealth Management," and Trevett Capital Partners, which we refer to as "Trevett," and retail payment processing through FirsTech, Inc., which we refer to as "FirsTech." On April 30, 2016, First Busey acquired Pulaski Financial Corp., a Missouri corporation, which we refer to as "Pulaski," which was headquartered in St. Louis, Missouri. First Busey operated Pulaski Bank, the wholly owned subsidiary of Pulaski, as a separate banking subsidiary from May 1, 2016 until November 4, 2016, when it was merged with and into Busey Bank. Through this acquisition, the Bank offers a full line of quality retail and commercial banking products through 13 full-service branch offices in the St. Louis metropolitan area. In total, the Bank has 28 banking centers in Illinois, 13 in Missouri, five in southwest Florida and one in Indianapolis, Indiana. The Bank also offers mortgage loan products through loan production offices in the St. Louis, Kansas City, Chicago, and Omaha-Council Bluffs metropolitan areas and other locations across the Midwest.

        The Bank offers a full range of diversified financial products and services for consumers and businesses, including innovative online and mobile banking capabilities to conveniently serve its customers' needs. Services include commercial, agricultural and real estate loans, and retail banking services, including home equity lines of credit, residential real estate and consumer loans, customary types of demand and savings deposits, money transfers, safe deposit services, and IRA and other fiduciary services through our branch, ATM and technology-based networks. In addition, our professional farm management and brokerage services are entrusted to care and maximize value for landowners of prime farmland in Illinois.

        The Bank's principal sources of income are interest and fees on loans and investments and service fees. Its principal expenses are interest paid on deposits and general operating expenses. The Bank's primary markets are downstate Illinois, the St. Louis, Missouri metropolitan area, southwest Florida, and central Indiana.

        Trevett, operating as a division of the Bank, is a private wealth management boutique created to serve clientele in southwest Florida through a highly tenured team of sophisticated wealth management professionals. Trevett builds upon our established presence in Florida and the broad capabilities of our existing wealth management operation to provide concierge service and tailored solutions for the accumulation and preservation of capital and generational legacies.

        Busey Wealth Management, which is headquartered in Champaign, Illinois, provides asset management, investment and fiduciary services to individuals, businesses and foundations through its subsidiary, Busey Trust Company. As of March 31, 2017, Busey Trust Company had approximately $5.5 billion in assets under care. For individuals, Busey Trust Company provides investment management, trust and estate advisory services and financial planning. For businesses, it provides investment management, business succession planning and employee retirement plan services. For foundations, Busey Trust Company provides investment management, investment strategy consulting and fiduciary services.

        Brokerage-related services are offered by Busey Investment Services, a division of Busey Trust Company, through a third-party arrangement with Raymond James Financial Services.

        FirsTech, which has offices in Decatur, Illinois and Clayton, Missouri, offers the following pay processing solutions: walk-in payment processing for payments delivered by customers to retail pay agents; online bill payment solutions for payments made by customers on a billing company's website; customer service payments for payments accepted over the telephone; direct debit services; electronic concentration of payments delivered by the Automated Clearing House network; money management software and credit card networks; and lockbox remittance processing of payments delivered by mail. FirsTech had approximately 3,000 agent locations in 36 states as of March 31, 2017.

        First Busey Corporation also has various other subsidiaries that are not significant to the consolidated entity.

        As of March 31, 2017, the Company had total assets of $5.4 billion, total gross loans, including loans held for sale, of $4.0 billion, total deposits of $4.5 billion and total stockholders' equity of $602 million.

        Our principal executive office is located at 100 W. University Ave., Champaign, Illinois 61820 and our telephone number is (217) 365-4500. Our common stock is traded on The NASDAQ Global Select Market under the symbol "BUSE."

        Additional information about us is included in our filings with the SEC, certain of which are incorporated by reference into this prospectus supplement. See "Where You Can Find More Information" on page S-47 and "Incorporation of Certain Information by Reference" on page S-47 of this prospectus supplement.

Recent Developments

  Pending Merger with First Community Financial Partners, Inc.

        On February 6, 2017, the Company entered into an Agreement and Plan of Merger with First Community Financial Partners, Inc., which we refer to as "First Community," pursuant to which First Community will be merged with and into the Company, with the Company as the surviving corporation. If the merger is completed, First Community shareholders will receive $1.35 in cash and 0.396 shares of Company common stock for each First Community share, subject to certain adjustments. After the consummation of the merger, the Company intends to merge First Community Financial Bank, First Community's wholly-owned banking subsidiary, with and into the Bank, with the Bank as the surviving bank.

        First Community is an Illinois corporation and registered bank holding company for First Community Financial Bank, headquartered in Joliet, Illinois. First Community Financial Bank has locations in Joliet, Plainfield, Homer Glen, Channahon, Naperville, Burr Ridge, Mazon, Braidwood, and Diamond, Illinois.

        As of March 31, 2017, First Community had consolidated total assets of $1.3 billion, total gross loans, including loans held for sale, of $1.1 billion, total deposits of $1.1 billion and total stockholders' equity of $121 million.

  Pending Merger with Mid Illinois Bancorp, Inc.

        The Company has also entered into an Agreement and Plan of Merger, dated March 13, 2017, with Mid Illinois Bancorp, Inc., which we refer to as "Mid Illinois," pursuant to which Mid Illinois will merge into the Company, with the Company as the surviving corporation. In the proposed merger, Mid Illinois shareholders will have the right to receive for each share of Mid Illinois common stock, at the election of each shareholder, and subject to proration, (i) $227.94 in cash, (ii) 7.5149 shares of the Company's common stock, or (iii) mixed consideration of $68.38 in cash and 5.2604 shares of the Company's common stock, with total consideration to consist of 70% stock and 30% cash. After the consummation of the merger, the Company intends to merge South Side Trust & Savings Bank of Peoria, Mid Illinois's wholly-owned banking subsidiary, with and into the Bank, with the Bank as the surviving bank.

        As of March 31, 2017, Mid Illinois had consolidated total assets of approximately $675 million, total gross loans, including loans held for sale, of approximately $374 million, total deposits of approximately $528 million and total stockholders' equity of approximately $82 million.

  The Pending Mergers

        The Company is pursuing the First Community and Mid Illinois mergers independently of one another. The completion of the Mid Illinois merger is not contingent on the completion of the First Community merger. Similarly, the completion of the First Community merger is not contingent on the completion of the Mid Illinois merger. Both mergers are subject to customary closing conditions, including the approval of regulators and First Community's and Mid Illinois's shareholders, respectively. The First Community merger is anticipated to be completed in mid-2017, and the Mid Illinois merger is expected to close in the second half of 2017.

        The issuance of the Notes is not conditioned upon the completion of either of the First Community or Mid Illinois mergers. However, the Company expects to use the proceeds of the offering to finance a portion of the consideration for the mergers, to pay related fees and expenses and to redeem certain of First Community's outstanding subordinated debentures, which we refer to, collectively, as the "Merger Payments." See "Use of Proceeds" on page S-17.

 THE OFFERING

        The following description contains basic information about the Notes and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the Notes. For a more complete understanding of the Notes, you should read the section of this prospectus supplement entitled "Description of the Notes" and the section in the accompanying prospectus entitled "Description of Debt Securities." To the extent that the following information is inconsistent with the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

Issuer	First Busey Corporation
Securities offered	% Fixed Rate Senior Notes due , 2022.
% Fixed-to-Floating Rate Subordinated Notes due , 2027.
Initial aggregate principal amounts	Senior Notes: $
Subordinated Notes: $
Maturity dates	Senior Notes: , 2022.
Subordinated Notes: , 2027, unless redeemed prior to such date as described below.
Interest rates	Senior Notes: The Senior Notes will bear interest from and including the date of issuance to but excluding the maturity date at a rate of % per annum.

Subordinated Notes: The Subordinated Notes will bear interest: (i) from and including the date of issuance to but excluding                , 2022 at an initial rate of        % per annum and (ii) from and including                , 2022 to but excluding the maturity date at a floating rate equal to three-month LIBOR, as calculated on each applicable date of determination, plus a spread of        basis points, provided that in no event shall the applicable floating interest rate be less than 0% per annum.

Interest payment dates	Senior Notes: Interest will be payable semi-annually in arrears on and of each year, commencing on , 2017.
Subordinated Notes: Interest will be payable semi-annually in arrears on and of each year, commencing on , 2017; and quarterly in arrears on , , and of each year, commencing on , 2022.
Listing	Currently, there is no public trading market for the Notes, and we do not intend to list the Notes on any national securities exchange.

Optional redemption; redemption upon special event	Senior Notes: The Senior Notes are not subject to optional redemption by the Company.

Subordinated Notes: We may, at our option, beginning on                , 2022 and on any interest payment date thereafter, redeem the Subordinated Notes, in whole or in part. In addition, we may, at our option at any time, redeem the Subordinated Notes prior to maturity, in whole, but not in part, within 90 days of (i) a change or prospective change in law occurs that could prevent us from deducting interest payable on the Subordinated Notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that precludes the Subordinated Notes from being recognized as Tier 2 Capital for regulatory capital purposes, or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended. See "Description of the Notes—Description of the Subordinated Notes—Optional Redemption and Redemption Upon Special Event."

The redemption price for any redemption is 100% of the principal amount of the Subordinated Notes, plus accrued and unpaid interest thereon to but excluding the date of redemption. We will provide 30 to 60 days' notice of redemption to the registered holders of the Subordinated Notes. Any early redemption of the Subordinated Notes will be subject to the receipt of the approval of the Federal Reserve, to the extent then required under applicable laws or regulations, including capital regulations.

Ranking

Senior Notes: The Senior Notes will be our senior unsecured obligations and will rank equally in right of payment with any of our existing or future senior unsecured indebtedness, junior in right of payment to all of our existing or future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and senior in right of payment to all of our existing or future obligations that are by their terms expressly subordinated or junior in right of payment to the Senior Notes, including $74.0 million aggregate principal amount of existing junior subordinated debt owed to unconsolidated trusts and the Subordinated Notes. The Senior Notes will be structurally subordinated to all existing and future indebtedness, liabilities and all other obligations of our subsidiaries (including, in the case of the Bank, deposits).

Subordinated Notes: The Subordinated Notes will be unsecured and will rank equally with any of our future unsecured subordinated indebtedness. The Subordinated Notes will be subordinated in right of payment to all existing or future senior indebtedness of the Company, including the Senior Notes. In addition, the Subordinated Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations of our subsidiaries (including, in the case of the Bank, deposits).

Sinking fund	There is no sinking fund for the Notes.
Denomination; form

The Notes will be issued only in fully registered, book-entry form without coupons, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Notes will be evidenced by global notes deposited with the trustee for the Notes, as custodian for The Depository Trust Company, which we refer to as "DTC." Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants of DTC. See "Description of the Notes—General" and "Description of the Notes—Senior Notes and Subordinated Notes—Clearance and Settlement" in this prospectus supplement.

Further issuances

We may, from time to time, without notice to or consent of the holders of the Notes, issue additional debt securities of the same series as the Senior Notes or the Subordinated Notes, ranking equally with the Senior Notes or the Subordinated Notes and with identical terms to the Senior Notes or the Subordinated Notes (except for issue date, the offering price, the interest commencement date and the first interest payment date) in order that such additional debt securities may be consolidated and form a single series with either the Senior Notes or the Subordinated Notes.

Use of proceeds

We estimate that the net proceeds of this offering will be approximately $            million, after deducting the underwriting discounts and the payment of transaction expenses. We intend to use the net proceeds from this offering to pay a portion of the Merger Payments, including to redeem certain of First Community's outstanding subordinated debentures that mature in October 2022 and bear an interest rate of 7.0%. Any remaining net proceeds from the offering will be used for general corporate purposes. See "Use of Proceeds."

Risk factors

Before making a decision to invest in the Notes, you should carefully read the section entitled "Risk Factors" beginning on page S-10 of this prospectus supplement, as well as the risk factors included in the accompanying prospectus and Item 1A, "Risk Factors" beginning on page 19 of our Annual Report on Form 10-K for the year ended December 31, 2016, incorporated by reference herein.

Trustee

U.S. Bank National Association will act as trustee under each of the Senior Indenture and the Subordinated Indenture (each as defined herein). U.S. Bank National Association is an affiliate of U.S. Bancorp Investments, Inc., one of the underwriters in this offering.

SELECTED HISTORICAL CONSOLIDATED AND OTHER FINANCIAL DATA

        The following table sets forth selected historical consolidated financial and other data of the Company. The financial data as of and for the years ended December 31, 2016, 2015 and 2014 have been derived from our audited consolidated financial statements incorporated by reference herein. The financial data as of December 31, 2014, 2013 and 2012 and for the years ended December 31, 2013 and 2012 have been derived from our audited consolidated financial statements that are not incorporated by reference herein. The financial data as of and for the three months ended March 31, 2017 and 2016 have been derived from our unaudited consolidated financial statements incorporated by reference herein, and include adjustments management considers necessary for a fair presentation under generally accepted accounting principles. The selected consolidated financial results are not indicative of our expected future operating results. The following selected consolidated financial information should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other detailed information in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, together with the historical consolidated financial statements and notes thereto, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

        The following table contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). These measures include tangible assets, tangible common stockholders' equity, tangible book value and net interest margin. Management uses these non-GAAP measures, together with the related GAAP measures, in analyzing the Company's performance and comparisons to peer institutions and believes that they are standard financial measures used in the banking industry. The methods of calculating these measures are provided in the footnotes below the table.

	As of or for the three months ended March 31,		As of or for the years ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Balance Sheet Items
Securities available for sale	$654,216	$778,770	$759,811	$834,838	$759,065	$841,310	$1,001,497
Securities held to maturity	89,660	49,082	47,820	49,832	2,373	834	—
Loans held for sale	96,444	12,943	256,319	9,351	10,400	13,840	40,003
Gross portfolio loans	3,872,952	2,572,569	3,878,900	2,627,739	2,405,290	2,281,460	2,033,107
Allowance for loan losses	48,442	45,171	47,795	47,487	47,453	47,567	48,012
Total assets	5,438,935	3,890,630	5,425,170	3,998,976	3,665,607	3,539,575	3,618,056
Tangible assets(1)	5,318,866	3,858,453	5,303,894	3,966,034	3,638,234	3,509,318	3,584,667
Total deposits	4,485,543	3,181,728	4,374,298	3,289,106	2,900,848	2,869,138	2,980,292
Short-term debt(2)	163,081	166,141	264,157	172,972	198,893	172,348	139,024
Long-term debt	80,000	80,000	80,000	80,000	50,000	—	7,000
Junior subordinated debt owed to unconsolidated trusts	70,903	55,000	70,868	55,000	55,000	55,000	55,000
Stockholders' equity	602,347	383,264	594,314	373,186	433,639	415,364	408,797
Common stockholders' equity	602,347	383,264	594,314	373,186	360,975	342,700	336,133
Tangible common stockholders' equity(3)	489,186	353,757	480,415	343,211	336,271	316,351	307,976
Results of Operations
Interest income	$44,927	$29,524	$164,889	$118,022	$108,075	$108,696	$116,916
Interest expense	2,914	1,582	10,229	6,207	6,499	8,631	14,770
Net interest income	42,013	27,942	154,660	111,815	101,576	100,065	102,146
Provision for loan losses	500	1,000	5,550	1,600	2,000	7,500	16,500
Net income available for common stockholders	15,170	10,434	49,694	38,306	32,047	25,093	18,724

	As of or for the three months ended March 31,		As of or for the years ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Per Share Data
Diluted earnings	$0.39	$0.36	$1.40	$1.32	$1.10	$0.86	$0.65
Cash dividends	0.18	0.17	0.68	0.62	0.57	0.36	0.72
Book value(4)	15.75	13.35	15.54	13.01	12.47	11.84	11.63
Tangible book value(5)	12.61	12.23	12.37	11.86	11.52	10.80	10.48
Closing stock price	29.40	20.48	30.78	20.63	19.53	17.40	13.95
Other Information
Return on average assets	1.16%	1.07%	1.00%	0.98%	0.91%	0.71%	0.53%
Return on average common equity	10.33%	11.14%	9.59%	10.41%	9.11%	7.39%	5.49%
Net interest margin(6)	3.53%	3.10%	3.42%	3.10%	3.15%	3.15%	3.24%
Equity to assets ratio(7)	11.26%	9.64%	10.42%	9.39%	9.94%	9.61%	9.74%
Dividend payout ratio(8)	46.15%	47.22%	48.57%	46.97%	51.82%	41.86%	110.77%

(1)
Equals total assets less goodwill and intangible assets.

(2)
Includes federal funds purchased, securities sold under agreements to repurchase, and short-term borrowings.

(3)
Equals common equity less tax effected goodwill and intangible assets.

(4)
Equals total common equity divided by shares outstanding as of period end.

(5)
Equals total common equity less goodwill and intangible assets divided by shares outstanding as of period end.

(6)
Equals tax-equivalent net interest income divided by average earning assets.

(7)
Equals average common equity divided by average total assets.

(8)
Ratio calculated using only common stock.

RISK FACTORS

        An investment in the Notes involves certain risks. Before deciding to invest in the Notes, you should carefully read and consider the risks described below, together with the risk contained on page 1 of the accompanying prospectus and the other risks and uncertainties under the heading "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the other risks and uncertainties described in the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus. You should note, however, that our business, financial condition, liquidity, results of operations and prospects may have changed since the respective dates of any incorporated documents. The risks and uncertainties that we have described are not the only ones facing the Company. Additional risks of which we are not presently aware or that we currently believe are immaterial may also have a material adverse effect on our business and results of operations.

Risks Relating to the Offering and the Notes

The Notes will be effectively subordinated to our secured indebtedness, are not obligations of our subsidiaries and are structurally subordinated to the liabilities of our subsidiaries. The Subordinated Notes will rank junior to any senior indebtedness. Effective and structural subordination increases the risk that we will be unable to meet our obligations on the Notes when they mature.

        The Notes are unsecured and therefore will effectively be subordinated to any secured indebtedness we currently have outstanding or may incur in the future, to the extent of the value of the collateral securing such indebtedness. The Indentures (as defined below) do not limit the incurrence of additional indebtedness by us, including secured indebtedness in the case of the Senior Notes, and senior and secured indebtedness in the case of the Subordinated Notes, or by our subsidiaries. In the event of a bankruptcy or similar proceeding involving us, any of our assets which serve as collateral for any secured indebtedness will be available to satisfy the obligations under such secured indebtedness before any payments are made on the Notes. As of March 31, 2017, the Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of approximately $4.8 billion, excluding intercompany liabilities, $80 million of which constitutes secured indebtedness.

        In addition, the Subordinated Notes will be subordinated in right of payment to all existing and future senior indebtedness of the Company, including the Senior Notes. See "Description of the Notes—Subordinated Notes—Ranking."

        The Notes will be our obligations only, are not obligations of or deposits in the Bank or our other subsidiaries, and are not insured by any government or private agency. The Notes will not be guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to all indebtedness, existing and future liabilities, including trade payables and lease obligations, and preferred equity (if any) of each of our present and future subsidiaries. Our right to participate in any distribution of assets of our subsidiaries upon their liquidation or reorganization or otherwise, and thus your ability as a holder of the Notes to benefit indirectly from such distribution, will be subject to the prior claims of preferred equity holders (if any) and creditors of our present and future subsidiaries. This includes the Bank's deposit liabilities. Our present and future subsidiaries may incur additional debt and liabilities in the future, all of which would rank structurally senior to the Notes.

The Notes will not be insured or guaranteed by the FDIC, any other governmental agency, the Bank or any of our subsidiaries.

        The Notes are not bank deposits and are not insured or guaranteed by the FDIC or any other governmental agency, nor are they obligations of, or guaranteed by, the Bank. The Notes will be obligations of the Company only.

Payments on the Notes will depend on receipt of dividends and distributions from the Bank.

        We are a bank holding company, and we conduct substantially all of our operations through subsidiaries, including the Bank. We depend on dividends, distributions and other payments from the Bank to meet our obligations, including to fund payments on the Notes, and to provide funds for the payment of dividends to our shareholders, to the extent declared by our board of directors. There are various legal limitations on the extent to which the Bank and our other subsidiaries can finance or otherwise supply funds to us (by dividend or otherwise). The Bank may not pay us dividends if, after making such distribution, the Bank would not meet the minimum capital requirements under applicable regulations. Payment of dividends by the Bank may also be restricted at any time at the discretion of its regulators if they deem the payment to constitute an unsafe and unsound banking practice. See "Item 1. Business—Supervision, Regulation and Other Factors—Regulation and Supervision of the Bank—Dividend Payments" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for more information.

        Under applicable regulatory requirements, an Illinois state-chartered bank such as the Bank may not pay dividends in excess of its net profits. Because the Bank has been in a retained earnings deficit position since 2009, it has not been able to pay dividends since that time. With prior approval from its regulators, however, an Illinois state-chartered bank in this situation may reduce its capital stock by amending its charter to decrease the authorized number of its shares, and then make a subsequent capital distribution to its holding company. The Company has sought and secured regulatory approval for such capital distributions in the past and may seek regulatory approval for additional distributions from the Bank in the future. There can be no assurance that we will be able to obtain such approval in the future.

        Beginning in 2016, banks and bank holding companies were required to maintain a capital conservation buffer composed of common equity Tier 1 capital above their minimum risk-based capital requirements. When fully phased-in on January 1, 2019, the capital conservation buffer will be 2.50% of total risk-weighted assets. In 2017, the capital conservation buffer is 1.25%. Banking institutions which do not maintain capital in excess of the capital conservation buffer will face constraints on dividends, equity repurchases and executive compensation based on the amount of the shortfall. Accordingly, if the Bank fails to maintain the applicable minimum capital ratios and the capital conservation buffer, distributions to the Company may be prohibited or limited, and we may not have funds to make principal and/or interest payments on the Notes.

        In addition, the Bank may experience business risks that adversely affect its ability to pay dividends or distributions to us. For example, existing customer deposits at the Bank represent a significant proportion of the Bank's funding. Significant withdrawals of deposits by key depositors could lead to liquidity gaps for which the Bank would have to compensate by other means. In addition, the Bank may be unable to replace such deposits at similar or favorable rates, or at all, which may have a material adverse effect on the Bank's business, results of operations, liquidity, financial condition and prospects, and could affect the Bank's ability to pay dividends or distributions to us.

        For the reasons described above, the Company may not have access to any assets or cash flow of its subsidiaries to make payments on the Notes.

We may not be able to generate sufficient cash to service all of our debt, including the Notes.

        Our ability to make scheduled payments of principal and interest or to satisfy our obligations in respect of our debt or to refinance our debt will depend on our future operating performance. Prevailing economic conditions (including interest rates), regulatory constraints, including, among other things, distributions to us from our subsidiaries and required capital levels with respect to certain of our subsidiary bank and nonbanking subsidiaries, and financial, business and other factors, many of which are beyond our control, will also affect our ability to make such payments. We may not be able to generate sufficient cash flows from operations, or obtain future borrowings, in an amount sufficient to enable us to pay our debt or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed on commercially reasonable terms or at all.

The price at which you will be able to sell your Notes in any secondary market prior to maturity will depend on a number of factors and may be substantially less than the amount you originally invest.

        We believe that the value of the Notes in any secondary market will be affected by the supply and demand of the Notes, the interest rate, the ranking and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following factors, among others, may have an impact on the market value of the Notes.

  •
  United States interest rates.  We expect that the market value of the Notes will be affected by changes in interest rates in the United States. In general, if interest rates increase, the market value of the Notes may decrease.

  •
  Our credit rating, financial condition and results.  Actual or anticipated changes in our credit ratings or financial condition may affect the market value of the Notes.

  •
  General economic conditions.  General economic conditions may affect the market value of the Notes.

  •
  The terms of the Notes.  The time remaining to the maturity of the Notes, the ranking of the Notes, the redemption features of the Notes and the outstanding amount of notes with terms identical to the Notes may affect the market value of the Notes.

  •
  The market for similar securities.  The market for similar securities may affect the market value of the Notes.

The indenture governing the Subordinated Notes includes limited rights of acceleration.

        Holders of Subordinated Notes have no right of acceleration of maturity in the case of default in the payment of principal of, or interest on, the Subordinated Notes, or in the performance of any other obligation of the Company under, the Subordinated Indenture (as defined herein) governing the Subordinated Notes, or under any other financial instruments or agreements. Acceleration of maturity of the Subordinated Notes shall occur only upon our or the Bank's bankruptcy, insolvency, reorganization or similar proceedings or if there is a dissolution, liquidation or winding-up of our or the Bank's business. See "Description of the Notes—Subordinated Notes—Events of Default."

The indentures governing the Notes do not contain any limitations on our ability to incur additional indebtedness, grant or incur a lien on our assets, sell or otherwise dispose of assets, pay dividends or repurchase our capital stock.

        Neither we nor any of our subsidiaries are restricted from incurring additional indebtedness or other liabilities, including additional senior or subordinated indebtedness, under the Indentures (as defined herein) governing the terms of the Notes. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect that we will incur additional indebtedness and other liabilities from time to time. In addition, we are not restricted under the Indentures governing the Notes from granting or incurring a lien on any of our assets, selling or otherwise disposing of any of our assets, paying dividends or issuing or repurchasing our securities.

        Furthermore, there are no financial covenants in the Indentures governing the Notes that would require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. You are not protected under the Indentures governing the Notes in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you.

Because the Subordinated Notes may be redeemed at our option under certain circumstances prior to their maturity, you may be subject to reinvestment risk.

        Subject to the receipt of any required approval of the Federal Reserve, the Subordinated Notes will be redeemable by us at our option (i) in whole or in part on any interest payment date on or after                  , 2022 and (ii) in whole, but not in part, at any time within 90 days following certain events as described under "Description of the Notes—Subordinated Notes—Optional Redemption and Redemption Upon Special Event," in each case at a redemption price equal to 100% of the principal amount of the Subordinated Notes, plus unpaid interest, if any, accrued thereon to but excluding the date of redemption. If the interest payable on the Subordinated Notes on or after                   , 2022 is higher than the yield payable in respect of a comparable issuer and security, it is more likely that we would exercise our right to redeem the Subordinated Notes prior to their stated maturity. Any such redemption may have an adverse effect on the income and return otherwise receivable on an investment in the Subordinated Notes by reducing the term of such investment. If an early redemption occurs, you may not be able to reinvest the proceeds from such redemption in a comparable issuer and security at the same or higher yield relative to our Subordinated Notes.

An active trading market for the Notes may not develop.

        The Notes constitute a new issue of securities for which there is no existing market. We do not intend to apply for listing of the Notes on any national securities exchange. We cannot provide you with any assurance as to whether a trading market for the Notes will develop, the ability of holders of the Notes to sell their Notes or the prices at which holders may be able to sell their Notes. The underwriters have advised us that they currently intend to make a market in the Notes. The underwriters, however, are not obligated to do so, and any market-making activities with respect to the Notes may be discontinued at any time without notice. You should also be aware that there may be a limited number of buyers when you decide to sell your Notes. This may affect the price that you receive for your Notes or your ability to sell your Notes at all.

The amount of interest payable on the Subordinated Notes will vary after                  , 2022.

        Because three-month LIBOR is a floating rate, the interest rate on the Subordinated Notes will vary after                  , 2022, at a floating rate equal to three-month LIBOR, as calculated on each applicable date of determination, plus            basis points (      %), provided that in no event shall the applicable floating interest rate be less than zero percent (0%). The interest rate that is determined on the relevant determination date will apply to the entire interest period following such determination date, even if three-month LIBOR increases during that period.

Changes in inter-bank lending rate reporting practices or the method pursuant to which LIBOR rates are determined may adversely affect the value of the Subordinated Notes.

        Beginning in 2008, concerns have been raised that some of the member banks surveyed by the British Bankers' Association, which we refer to as the "BBA," in connection with the calculation of daily LIBOR rates, may have been under-reporting the inter-bank lending rate applicable to them in order to avoid an appearance of capital insufficiency or adverse reputational or other consequences that could result from reporting higher inter-bank lending rates or to increase the value of trading positions. On December 19, 2012, US, UK and Swiss governmental authorities announced a US$1.5 billion settlement with UBS AG for its involvement in misreporting LIBOR and other rates. In connection with this settlement, UBS's Japanese subsidiary pleaded guilty to fraud and the US

Department of Justice charged two former UBS traders with criminal conspiracy. In June 2012, Barclays Bank was fined US$451 million by US and UK governmental authorities for its involvement in misreporting LIBOR. Inquiries remain ongoing, including investigations by regulators and governmental authorities in various jurisdictions. Such under-reporting may have resulted in the LIBOR rate being artificially low. If any such under-reporting still exists and some or all of the member banks discontinue such practice, there may be a resulting sudden or prolonged upward movement in LIBOR rates.

        In addition, the final report of the Wheatley Review of LIBOR, published in September 2012, set forth recommendations relating to the setting and administration of LIBOR, and in March 2013, the Financial Services Authority, which we refer to as the FSA, finalized new rules that bring regulatory oversight of LIBOR under the scope of the UK government. Effective April 1, 2013, the FSA was replaced by the Financial Conduct Authority, which we refer to as the FCA, and Prudential Regulation Authority, with the Bank of England having overall responsibility for financial stability and LIBOR benchmarks falling under the scope of the FCA. Among the new rules, administrators and banks must appoint an individual, approved by the FCA, to oversee compliance and banks will be required to have in place clear conflicts of interest policies and appropriate systems and controls. At the present time, it is uncertain what further changes, if any, may be made by the UK government or other governmental or regulatory authorities in the method for determining LIBOR or whether these changes would cause any decrease or increase in LIBOR rates. Proposed changes include a reduction in the number of currencies and tenors for which LIBOR is calculated, and changes in how LIBOR is calculated by basing submissions on actual transactions data.

        On February 1, 2014, the administration of LIBOR was transferred from the BBA to ICE Benchmark Administration Limited, which we refer to as IBA, a subsidiary of Intercontinental Exchange Group, and BBA LIBOR is now known by the name ICE LIBOR. IBA, as the new administrator of LIBOR, may make changes in methodology that could change the level of LIBOR, which in turn may adversely affect the value of the floating rate notes. On October 20, 2014, IBA published a "Position Paper" proposing a unified, transaction-based prescriptive methodology for the calculation of LIBOR, using pre-defined parameters. IBA is also proposing alternative calculation methodologies in order to ensure the LIBOR rate is always available, even in times of market stress when there are insufficient transactions to produce reliable submissions. On July 31, 2015, IBA published a "Second Position Paper" providing further details on the proposed methodology updates for calculating LIBOR and outlining a timetable for the reforms. IBA may also alter, discontinue or suspend calculation or dissemination of LIBOR. IBA may take any actions in respect of LIBOR without regard to the interests of any investor in the floating rate notes, and any of these actions could have an adverse effect on the value of the floating rate notes.

        Any changes in the method pursuant to which the LIBOR rates are determined, or the development of a widespread market view that LIBOR rates have been or are being manipulated by members of the bank panel, may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur, the level of interest payments and the value of the Subordinated Notes may be adversely affected.

        In addition, if the three-month LIBOR is not available on any applicable determination date for any reason, then the rate for the applicable Floating Rate Interest Period (as defined below) will be determined by an alternate method reasonably selected by the Company.

You will have no rights against the publishers of LIBOR.

        You will have no rights against the publishers of LIBOR, even though the amount you receive on each interest payment date after                  , 2022, will depend upon the level of three-month LIBOR. The publishers of LIBOR are not in any way involved in this offering and have no obligations relating to the Notes or the holders of the Notes.

Changes in our credit ratings may adversely affect your investment in the Notes.

        The credit ratings on the Notes are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current information furnished to the ratings agencies by us and information obtained by the ratings agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency's judgment, circumstances so warrant.

        Any ratings of our long-term debt are based on a number of factors, including our financial strength as well as factors not entirely within our control, including conditions affecting the financial services industry generally. There can be no assurance that we will not receive adverse changes in our ratings in the future, which could adversely affect the cost and other terms upon which we are able to obtain funding and the way in which we are perceived in the capital markets. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value and liquidity of the Notes and increase our borrowing costs.

Risks Relating to the Pending Mergers with First Community and Mid Illinois

First Busey may fail to realize the anticipated benefits of the mergers.

        First Busey has operated independently from, and until the completion of the respective mergers will continue to operate independently from, each of First Community and Mid Illinois. The success of the mergers, including anticipated benefits and cost savings, will depend on, among other things, First Busey's ability to combine the businesses of First Busey and those of First Community and Mid Illinois in a manner that permits growth opportunities, including, among other things, enhanced revenues and revenue synergies, an expanded market reach and operating efficiencies, and does not materially disrupt the existing customer relationships of First Busey, First Community and Mid Illinois, nor result in decreased revenues due to any loss of customers. If First Busey is not able to successfully achieve these objectives, the anticipated benefits of the mergers may not be realized fully or at all or may take longer to realize than expected. Failure to achieve these anticipated benefits could result in increased expenses, decreases in the amount of expected revenues and diversion of management's time and energy and could have an adverse effect on First Busey's business, financial condition, operating results and prospects.

        Certain employees of First Community and Mid Illinois may not be employed by First Busey after the respective mergers. In addition, employees that First Busey wishes to retain may elect to terminate their employment as a result of the mergers, which could delay or disrupt the integration process. It is possible that the integration process could result in the disruption of First Busey's, First Community's and Mid Illinois's ongoing businesses or cause inconsistencies in standards, controls, procedures and policies that adversely affect the ability of First Busey, First Community and Mid Illinois to maintain relationships with customers and employees or to achieve the anticipated benefits and cost savings of the mergers.

        Among the factors considered by the Boards of Directors of First Busey, First Community and Mid Illinois in connection with their respective approvals of the applicable merger agreements were the benefits that could result from the respective mergers. There can be no assurance that these benefits will be realized within the time periods contemplated or at all.

The merger agreements may be terminated in accordance with their terms and the mergers may not be completed.

        The mergers are subject to a number of conditions which must be fulfilled in order to complete the mergers. Those conditions include: approval of the merger agreements and the transactions they contemplate by First Community's shareholders and Mid Illinois's shareholders, respectively, receipt of certain requisite regulatory approvals, absence of orders prohibiting completion of the mergers, effectiveness of the registration statements filed in connection with each merger, approval of the issuance of First Busey common stock, as applicable, for listing on the NASDAQ Global Select Market, the accuracy of the representations and warranties by each party to the merger agreements (subject to the materiality standards set forth in the merger agreements) and the performance by each party of its covenants and agreements, and the receipt by each party of legal opinions from their respective tax counsels. These conditions to the closing of the mergers may not be fulfilled in a timely manner or at all, and, accordingly, the mergers may not be completed. In addition, the parties to each merger agreement can mutually decide to terminate such merger agreement at any time, before or after shareholder approval, or First Busey, First Community or Mid Illinois may elect to terminate the applicable merger agreement in certain other circumstances.

USE OF PROCEEDS

        We estimate that the net proceeds of this offering will be approximately $             million, after deducting the underwriting discount and the payment of transaction expenses. We intend to use the net proceeds from this offering to pay a portion of the Merger Payments, including to redeem certain of First Community's outstanding subordinated debentures that mature in October 2022 and bear an interest rate of 7.0%. Any remaining net proceeds from the offering after the consummation of each of the mergers will be used for general corporate purposes. This offering is not contingent on either the First Community merger or the Mid Illinois merger. Pending these uses, remaining proceeds from the offering may be invested in cash equivalents or short-term investments.

 CAPITALIZATION

        The following table shows our consolidated capitalization as of March 31, 2017 on a historical basis and on an as-adjusted basis to give effect to the sale of the Notes. You should read the following table in conjunction with the more detailed information, including our consolidated financial statements and related notes, incorporated by reference into this prospectus supplement and the accompanying prospectus.

	March 31, 2017
	Actual	As Adjusted
	(Dollars in thousands)
Borrowings:
Securities sold under agreements to repurchase	$163,081		$163,081
Federal Home Loan Bank advances	80,000		80,000
Senior Notes offered hereby	—
Subordinated Notes offered hereby	—
Junior subordinated debt owed to unconsolidated trusts, adjusted for purchase accounting relating to the Pulaski acquisition	70,903		70,903

Total borrowings	313,984

Stockholders' equity:
Common stock	$39		$39
Additional paid-in capital	780,427		780,427
Accumulated deficit	(155,507)		(155,507)
Accumulated other comprehensive (loss) income	(135)		(135)
Common stock shares held in treasury at cost	(22,477)		(22,477)

Total stockholders' equity	602,347		602,347

Total capitalization	$916,331	$

Capital ratios:
Common equity Tier 1 capital to risk weighted assets	11.90%			%
Total capital to risk weighted assets	14.87%			%
Tier 1 capital to risk weighted assets	13.69%			%
Tier 1 capital to average assets	10.92%			%

 RATIOS OF EARNINGS TO FIXED CHARGES

        The following table reflects our ratio of earnings to fixed charges on an actual basis for each of the years in the five-year period ended December 31, 2016 and for the three months ended March 31, 2017.

        For purposes of computing the ratio of earnings to fixed charges:

  •
  earnings represent income from continuing operations before income taxes, plus fixed charges;

  •
  fixed charges, excluding interest on deposits, include interest expense (other than on deposits), the portion of net rental expense deemed to be equivalent to interest, and discount amortization on long-term debt; and

  •
  fixed charges, including interest on deposits, include all interest expense, the portion of net rental expense deemed to be equivalent to interest, and discount amortization on long-term debt.

		For the years ended December 31,
	For the three months ended March 31, 2017
		2016	2015	2014	2013	2012
Ratio of earnings to fixed charges:
Excluding interest on deposits	28.48	25.15	42.15	37.56	28.96	15.45
Including interest on deposits	9.20	8.47	10.62	8.74	5.96	3.22

DESCRIPTION OF THE NOTES

        We will issue the Senior Notes under the Senior Indenture (as defined below) and the Subordinated Notes under the Subordinated Indenture (as defined below). You may request a copy of the Indentures (as defined below) from us as described under "Where You Can Find More Information" in this prospectus supplement. The following summary of certain provisions of the Notes and the summary of certain provisions of the Indentures in this prospectus supplement and the accompanying prospectus do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the Notes and the Indentures, including the definitions of certain terms used in the Notes and the Indentures. We urge you to read each of these documents because they, and not this description or the description set forth in "Description of Debt Securities" in the accompanying prospectus, define your rights as a holder of the Notes. To the extent that information in this prospectus supplement relating to the Indentures or the Notes is inconsistent with any related information contained in the accompanying prospectus, the information in this prospectus supplement shall control with respect to the Notes.

General

        The Senior Notes are to be issued under the Indenture, to be dated on or about                    , 2017, between the Company, as issuer, and U.S. Bank National Association, as trustee (the "Base Indenture"), as amended and supplemented by a first supplemental indenture, to be dated on or about                    , 2017, which we refer to together as the "Senior Indenture." The Senior Notes are a part of a series of securities newly established under the Senior Indenture and will be initially issued in the aggregate principal amount of $             million. The Senior Notes will mature on                    , 2022. The Senior Notes will be our senior, unsecured obligations and will rank equally in right of payment with any of our existing or future senior unsecured indebtedness, junior in right of payment to all of our existing or future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and senior in right of payment to all of our existing or future obligations that are by their terms expressly subordinated or junior in right of payment to the Senior Notes, including $74.0 million aggregate principal amount of existing junior subordinated debt owed to unconsolidated trusts and the Subordinated Notes. In addition, the Senior Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations of our subsidiaries (including, in the case of the Bank, deposits).

        The Subordinated Notes are to be issued under the Base Indenture, as amended and supplemented by a second supplemental indenture, to be dated on or about                    , 2017, which we refer to together as the "Subordinated Indenture," and, together with the Senior Indenture, the "Indentures." The Subordinated Notes are a part of a series of securities newly established under the Subordinated Indenture and will be initially issued in the aggregate principal amount of $             million. The Subordinated Notes will mature on                    , 2027, unless redeemed prior to such date in accordance with the provisions set forth under "—Subordinated Notes—Optional Redemption and Redemption Upon Special Event." The Subordinated Notes will be unsecured and will rank equally with any of our future unsecured subordinated indebtedness. The Subordinated Notes will be subordinated in right of payment to all existing and future senior indebtedness of the Company. In addition, the Subordinated Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations of our subsidiaries (including, in the case of the Bank, deposits).

        The maturity of the Subordinated Notes may not be accelerated in the absence of an Acceleration Event of Default (as defined below). There is no right to accelerate the maturity of the Subordinated Notes in the case of any other event of default, which occurs if we fail to pay interest on any Subordinated Note for 30 days after the payment is due, fail to pay the principal on any Subordinated Note when due, or fail to perform or breach any other covenant or warranty under any Subordinated

Note or in the Subordinated Indenture for 60 days after we receive written notice of such failure or breach. See "—Subordinated Notes—Events of Default."

        The Notes are not convertible into, or exchangeable for, any equity securities, other securities or other assets of the Company or any subsidiary. We will pay principal of, and interest on, the Senior Notes and the Subordinated Notes in U.S. dollars.

        No sinking fund will exist for the Notes, and no sinking fund payments will be made with respect to the Notes. No recourse will be available for the payment of principal of, or interest on, any Note, for any claim based thereon, or otherwise in respect thereof, against any incorporator, director, officer, employee or shareholder, as such, past, present or future, of ours or of any successor entity.

        Except as described below under "Notes—Clearance and Settlement," the Notes will be issued in book-entry-only form and will be represented by global notes registered in the name of Cede & Co., as the nominee of DTC. The Notes will be issued only in fully registered, book-entry form without coupons, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

        We may, from time to time, without notice to or the consent of the holders of the Senior Notes or Subordinated Notes, as the case may be, create and issue additional notes equal in rank to and having the same terms and conditions in all respects as the Senior Notes or the Subordinated Notes, as the case may be, offered by this prospectus supplement (except for issue date, the offering price, the interest commencement date and the first interest payment date), provided that such additional notes either shall be fungible with the original Senior Notes or Subordinated Notes, as the case may be, for federal income tax purposes or shall be issued under a different CUSIP number. These additional notes will be consolidated and form a single series with the Senior Notes or the Subordinated Notes, as the case may be.

        The Indentures and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

        The Notes are not savings accounts or deposits in the Company or the Bank and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality. The Notes are solely obligations of the Company and are neither obligations of, nor guaranteed by, the Bank or any of our other subsidiaries or affiliates.

Senior Notes

Payment of Principal and Interest

        Payment of the full principal amount of the Senior Notes will be due on                    , 2022.

        The Senior Notes will bear interest from and including the date of issuance to but excluding the maturity date, at a rate of        % per annum. The Company will pay interest on the Senior Notes semi-annually in arrears on                and                    of each year, commencing on                    , 2017. The interest so payable will be paid to each holder in whose name a Senior Note is registered at the close of business on the            or            (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the Senior Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. However, interest that the Company pays on the maturity date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent in New York, New York or, at the Company's option in the event the Senior Notes are not represented by global notes, by check mailed to the address of the person specified for payment in the preceding sentences.

        If any date for the payment of interest or principal on the Senior Notes falls on a day that is not a business day (as defined below), the Company will postpone the interest or principal payment to the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Senior Notes will not be entitled to any further interest, principal or other payments with respect to such postponements.

        The term "business day" with respect to the Senior Notes means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Ranking

        The Senior Notes will be our senior, unsecured obligations and will rank equally in right of payment with any of our existing or future senior unsecured indebtedness, including any indebtedness we may incur through our existing credit facility with U.S. Bank, National Association, junior in right of payment to all of our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and senior in right of payment to all of our existing or future obligations that are by their terms expressly subordinated or junior in right of payment to the Senior Notes, including $74.0 million aggregate principal amount of existing junior subordinated debt owed to unconsolidated trusts and the Subordinated Notes offered hereby. The Senior Notes will be structurally subordinated to all existing and future indebtedness, liabilities and all other obligations of our subsidiaries (including, in the case of the Bank, deposits), which means that creditors (including, in the case of the Bank, its depositors) and any preferred equity holders of our subsidiaries generally will be paid from those subsidiaries' assets before holders of the Senior Notes would have any claims to those assets. As of March 31, 2017, the Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of approximately $4.8 billion, excluding intercompany liabilities, all of which would rank structurally senior to the Senior Notes.

No Optional Redemption

        The Senior Notes are not subject to optional redemption by the Company.

Events of Default

        Event of default means, with respect to the Senior Notes, any of the following:

  •
  default in the payment of any interest upon the Senior Notes when it becomes due and payable, and continuance of that default for a period of 30 days;

  •
  default in the payment of principal on such Senior Notes when due and payable;

  •
  default in the performance or breach of any other covenant or warranty by us in the Senior Indenture (other than a covenant or warranty that has been included in the Senior Indenture solely for the benefit of a series of debt securities other than the Senior Notes of such series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% of the principal amount of the then-outstanding Senior Notes of such series;

  •
  any default under any indebtedness of, or guaranteed by, the Company having an aggregate principal amount outstanding of at least $25,000,000, whether such indebtedness now exists or is created or incurred in the future, which default (i) constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due and payable without, in the case of clause (i), such indebtedness having been discharged or, in the case of clause (ii), without such indebtedness having been discharged or such acceleration having been rescinded or annulled; and

  •
  certain events of bankruptcy, insolvency or reorganization of the Company or the Bank.

        The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the Senior Indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time. An event of default occurring under the Senior Notes will not necessarily constitute an event of default with respect to any other indebtedness, and an event of default occurring with respect to any such other indebtedness will not necessarily constitute an event of default under the Senior Notes.

        If an event of default with respect to the Senior Notes occurs and is continuing, other than with respect to a default arising from certain events of bankruptcy, insolvency or reorganization of the Company or the Bank, then the trustee or the holders of not less than 25% of the principal amount of the then-outstanding Senior Notes may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of and accrued and unpaid interest, if any, on all outstanding Senior Notes. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization of the Company or the Bank, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding Senior Notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding Senior Notes. At any time after a declaration of acceleration with respect to the Senior Notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the then-outstanding Senior Notes may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal and interest, if any, with respect to the Senior Notes, have been cured or waived.

        The trustee will be under no obligation to exercise any of its rights or powers under the Senior Indenture at the request of any holder of outstanding Senior Notes, unless the trustee receives security or indemnity satisfactory to it in connection therewith. Subject to certain rights of the trustee, the holders of a majority in principal amount of the then-outstanding Senior Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Senior Notes.

        No holder of any Senior Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Senior Indenture or for the appointment of a receiver or trustee, or for any remedy under the Senior Indenture, unless:

  •
  that holder has previously given to the trustee written notice of a continuing event of default with respect to the Senior Notes; and

  •
  the holders of at least 25% of the principal amount of the then-outstanding Senior Notes have made written request, and offered security or indemnity satisfactory to the trustee, to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the then-outstanding Senior Notes a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        Notwithstanding the foregoing, the holder of any Senior Notes will have an absolute and unconditional right to receive payment of the principal and any interest on such Senior Notes on or after the due dates expressed in such Senior Notes and to institute suit for the enforcement of such payment.

Amendments and Waivers

        The Company and the trustee may modify and amend the Senior Indenture with the consent of the holders of at least a majority in principal amount of the then-outstanding Senior Notes. The

Company may not make any modification or amendment without the consent of the holder of each Senior Note then outstanding if that amendment will:

  •
  change the stated maturity date of any payment of principal or interest;

  •
  reduce the principal amount of, or interest on, the Senior Notes;

  •
  impair a holder's right to sue the Company for the enforcement of payments due on the Senior Notes; or

  •
  reduce the percentage of outstanding Senior Notes required to consent to a modification or amendment of the Senior Indenture or required to consent to a waiver of compliance with certain provisions of the Senior Indenture or certain defaults under the Senior Indenture.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the then-outstanding Senior Notes may on behalf of the holders of all Senior Notes waive the Company's compliance with certain restrictive provisions of the Senior Indenture. The holders of a majority in principal amount of the Senior Notes may on behalf of the holders of all the Senior Notes waive any past default under the Senior Indenture with respect to the Senior Notes and its consequences, except a default in the payment of the principal of or any interest on any Senior Note.

        The Company and the trustee may, without the consent of the holders of the Senior Notes, amend or supplement the Senior Indenture or such Senior Notes under the Senior Indenture to:

  •
  evidence the succession of another entity to the Company or successive successions, and the assumption by such entity of the covenants, agreements and obligations of the Company under the Senior Indenture and the Senior Notes;

  •
  add to the events of default such further events of default for the protection of the holders of the Senior Notes; provided, that, in respect of any such additional events of default, such supplemental indenture may provide for a particular grace period after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the rights of the holders of the Senior Notes upon such an event of default;

  •
  add to the covenants of the Company such further covenants for the protection of the holders of the Senior Notes, or to surrender any right or power in the Senior Indenture conferred upon the Company with regard to the Senior Notes;

  •
  cure any ambiguity or to correct or supplement any provision contained in the Senior Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the Senior Indenture or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under the Senior Indenture or under any supplemental indenture as the Company's board of directors may deem necessary or desirable and which shall not materially and adversely affect the interests of the holders of the Senior Notes;

  •
  establish the form, terms and conditions of the Senior Notes as permitted by the Senior Indenture;

  •
  evidence and provide for the acceptance of appointment by a successor trustee under the Senior Indenture with respect to the Senior Notes and to add to or change any of the provisions of the Senior Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Senior Indenture by more than one trustee;

  •
  delete, modify or add provisions of the Senior Indenture; provided that, except as otherwise contemplated by the Senior Indenture, such deletion, modification or addition does not apply to any outstanding security created prior to the date of such supplemental indenture;

  •
  add guarantors, or to secure, or, if applicable, provide additional security for, the Senior Notes and to provide for matters relating thereto;

  •
  amend or supplement any provision contained in the Senior Indenture, which was required to be contained in the Senior Indenture in order for the Senior Indenture to be qualified under the Trust Indenture Act of 1939, which we refer to as the "Trust Indenture Act," if the Trust Indenture Act or regulations thereunder change what is so required to be included in qualified indentures, in any manner not inconsistent with what then may be required for such qualification; or

  •
  conform the text of any provision of the Senior Indenture or an indenture supplemental thereto or the Senior Note to our description thereof contained in this prospectus supplement or the applicable prospectus or offering document.

Subordinated Notes

Payment of Principal and Interest

        Payment of the full principal amount of the Subordinated Notes will be due on                    , 2027, unless redeemed prior to such date.

        From and including the date of issuance to but excluding                    , 2022, which we refer to as the "Fixed Rate Period," the Subordinated Notes will bear interest at an initial rate of        % per annum. From and including                , 2022, to but excluding the maturity date, which we refer to as the "Floating Rate Period," the Subordinated Notes will bear interest at a floating rate equal to three-month LIBOR as calculated on each applicable date of determination, plus a spread of                basis points, provided that in no event will the applicable floating interest rate be less than 0% per annum for any Floating Rate Interest Period. A "Floating Rate Interest Period" means the period from, and including, each Floating Period Interest Payment Date (as defined below) to, but excluding, the next succeeding Floating Period Interest Payment Date, except for the initial Floating Rate Interest Period, which will be the period from, and including,                    , 2022 to, but excluding, the next succeeding Floating Period Interest Payment Date.

        During the Fixed Rate Period, interest on the Subordinated Notes will accrue from and including            , 2017 and will be payable semi-annually in arrears on            and             of each year, each a "Fixed Period Interest Payment Date," commencing on                , 2017 and interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. During the Floating Rate Period, interest on the Subordinated Notes will accrue from and including            , 2022 and will be payable quarterly in arrears on            ,             ,            and            of each year, each a "Floating Period Interest Payment Date" and, together with any Fixed Period Interest Payment Date, an "Interest Payment Date," commencing on            , 2022 and interest will be computed on the basis of the actual number of days in a Floating Rate Interest Period and a 360-day year.

        If any Fixed Period Interest Payment Date for the Subordinated Notes or the date for the payment of principal for the Subordinated Notes falls on a day that is not a business day (as defined below), the Company will postpone the interest or principal payment to the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Subordinated Notes will not be entitled to any further interest, principal or other payments with respect to such postponements.

        If any Floating Period Interest Payment Date or the maturity date for the Subordinated Notes falls on a day that is not a business day, the Company will postpone the interest payment or the payment of principal and interest at maturity to the next succeeding business day (and, with respect to the maturity date, no additional interest will accrue on the amount payable for the period from and after the maturity date) unless, with respect to a Floating Period Interest Payment Date, such day falls in the next calendar month, in which case the Floating Period Interest Payment Date will instead be the immediately preceding day that is a business day, and interest will accrue to the Floating Period Interest Payment Date as so adjusted.

        The term "business day" with respect to the Subordinated Notes means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York; provided, however, that in the case of any Floating Period Interest Payment Date, such day is also a London Banking Day. "London Banking Day" means any date on which commercial banks are open for business (including dealings in U.S. dollars) in London.

        The interest payable on the Subordinated Notes on any Fixed Period Interest Payment Date, subject to certain exceptions, will be paid to the person in whose name the Subordinated Notes are registered at the close of business on the            or            (whether or not a business day) immediately preceding the Fixed Period Interest Payment Date. The interest payable on the Subordinated Notes on any Floating Period Interest Payment Date, subject to certain exceptions, will be paid to the person in whose name the Subordinated Notes are registered at the close of business on the            ,            ,             or            (whether or not a business day) immediately preceding the applicable Floating Period Interest Payment Date. However, interest that the Company pays on the maturity date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent in New York, New York or, at the Company's option in the event the Subordinated Notes are not represented by global notes, by check mailed to the address of the person specified for payment in the preceding sentences.

        The term "three-month LIBOR" means the rate as published by Bloomberg (or another commercially available source providing quotations of such rate as selected by the Company from time to time) at approximately 11:00 a.m., London time, two business days prior to the commencement of the relevant applicable quarterly Floating Rate Interest Period, as the rate for dollar deposits in the London interbank market with a three-month maturity. If such rate is not available at such time for any reason, then the rate for that Floating Rate Interest Period will be determined by such alternate method as reasonably selected by the Company.

Ranking

        The Subordinated Notes will be unsecured and will rank equally with any of our future unsecured subordinated indebtedness. The Subordinated Notes will be subordinated in right of payment to all existing and future senior indebtedness of the Company, including the Senior Notes and any indebtedness we may incur through our existing credit facility with U.S. Bank, National Association. The Subordinated Notes will be obligations of the Company only and will not be guaranteed by any of our subsidiaries, including the Bank. In addition, the Subordinated Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations of our subsidiaries (including, in the case of the Bank, deposits) which means that creditors (including, in the case of the Bank, its depositors) and any preferred equity holders of our subsidiaries generally will be paid from those subsidiaries' assets before holders of the Subordinated Notes would have any claims to those assets. As of March 31, 2017, the Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of approximately $4.8 billion, excluding intercompany liabilities, all of which would rank structurally senior to the Subordinated Notes.

        "Senior indebtedness" means the principal of, and premium, if any, and interest on (i) all "indebtedness for money borrowed" of the Company whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, except for indebtedness that expressly states that it is subordinate in right of payment to indebtedness for borrowed money of the Company and (ii) any deferrals, renewals or extensions of any such indebtedness for money borrowed. "Senior indebtedness" excludes, among other things, trade creditor indebtedness arising in the ordinary course of business and any indebtedness between or among the Company and its affiliates.

        The term "indebtedness for money borrowed" means:

  •
  any obligation of, or any obligation guaranteed by, the Company for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments;

  •
  any off-balance sheet guarantee obligation;

  •
  any obligation under a direct credit substitute, including any letters of credit, bankers' acceptance, security purchases facility or similar agreement;

  •
  any capitalized lease obligation;

  •
  any deferred obligation for payment of the purchase price of any property or assets;

  •
  all obligations of the type referred to above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and

  •
  all obligations of the type referred to above of other persons secured by any lien on any property or asset of the Company, whether or not such obligation is assumed by the Company.

        The Subordinated Notes will also be subordinated in right of payment to all "other company obligations," which is defined to include obligations of the Company associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, or any similar arrangements, unless the instrument by which the Company incurred, assumed or guaranteed the obligation expressly provides that it is subordinate or junior in right of payment to any other indebtedness or obligations of the Company.

        Upon the liquidation, dissolution, winding up, or reorganization of the Company or the Bank, we must pay to the holders of all senior indebtedness of the Company the full amounts of principal of, and premium, if any, and interest on, that senior indebtedness before any payment is made on the Subordinated Notes. If, after we have made those payments on the senior indebtedness of the Company (i) there are amounts available for payment on the Subordinated Notes (such amounts being defined in the Subordinated Indenture as "excess proceeds") and (ii) at such time, any creditors in respect of "other company obligations" have not received their full payments, then the Company shall first use such excess proceeds to pay in full all "other company obligations" before the Company makes any payment on the Subordinated Notes.

        Because of the subordination provisions and the obligation to pay excess proceeds described above, in the event of insolvency of the Company or the Bank, holders of the Subordinated Notes may recover less ratably than holders of senior indebtedness of the Company, creditors with respect to "other company obligations" and other creditors of the Company.

        In some circumstances relating to the Company's or the Bank's liquidation, receivership, dissolution, winding-up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness may be entitled to receive payment in full before the holders of the Subordinated Notes will be entitled to receive any payment on the Subordinated Notes. In addition, we may make no payment on the Subordinated Notes prior to payment in full of all senior indebtedness in the event that (i) any security of any series is declared due and payable prior to its expressed maturity because of an event of default under the Subordinated Indenture or (ii) there is a default on any senior indebtedness which permits the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness if either (A) written notice of such default is given to us and to the trustee, provided that judicial proceedings are commenced in respect of such default within 180 days in the case of a default in payment of principal or interest and within 90 days in the case of any other default after the giving of such notice and provided further that only one such notice shall be given in any twelve month period or (B) judicial proceedings are pending in respect of such default. By reason of this subordination in favor of the holders of senior indebtedness, in the event of a liquidation, receivership, dissolution, winding-up, reorganization, insolvency or similar proceeding, our creditors who are not holders of senior indebtedness may recover less, proportionately, than holders of senior indebtedness.

        In addition, the Subordinated Notes may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding by the Company, including a proceeding under the orderly liquidation authority provisions of the Dodd-Frank Act.

Optional Redemption and Redemption Upon Special Event

        The Subordinated Notes will be redeemable by the Company in whole or in part on any Interest Payment Date on or after            , 2022. The Subordinated Notes may not otherwise be redeemed prior to maturity, except that the Company may also, at its option, redeem the Subordinated Notes before the maturity date in whole, but not in part, within 90 days following the occurrence of:

  •
  a "Tax Event," defined in the Subordinated Indenture to mean the receipt by the Company of an opinion of independent tax counsel to the effect that as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of the issuance of the Subordinated Notes, there is more than an insubstantial risk that the interest payable on the Subordinated Notes is not, or within 90 days of receipt of such opinion, will not be, deductible by the Company, in whole or in part, for U.S. federal income tax purposes;

  •
  a "Regulatory Capital Treatment Event," defined in the Subordinated Indenture to mean the good faith determination by the Company that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other appropriate federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Subordinated Notes, or (ii) any final official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is made, adopted, approved or effective after the initial issuance of the Subordinated Notes, there is more than an insubstantial risk that we will not be entitled to treat the Subordinated Notes then outstanding as Tier 2 Capital (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any Subordinated Note is outstanding. "Appropriate federal banking agency" means the "appropriate federal banking agency" with respect to the Company as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision; or

  •
  an "Investment Company Event," defined in the subordinated indenture to mean the Company becoming required or there is more than an insubstantial risk that the Company will be required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

        Any early redemption of the Subordinated Notes will be subject to the receipt of the approval of the Federal Reserve, to the extent then required under applicable laws or regulations, including capital regulations. The redemption price for any redemption will be equal to 100% of the principal amount of the Subordinated Notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. We will provide 30 to 60 days' notice of the redemption to the registered holders of the Subordinated Notes. If, in the case of an optional redemption, we elect to redeem fewer than all the Subordinated Notes, the Subordinated Notes will be selected on a pro rata basis or by such other method of selection, if any, that the trustee deems fair and appropriate (and in accordance with the procedures of the depositary by the common depositary in the case of Subordinated Notes issued in global form).

Events of Default

        Event of default means, with respect to the Subordinated Notes, any of the following:

  •
  default in the payment of any interest upon the Subordinated Notes when it becomes due and payable, and continuance of that default for a period of 30 days;

  •
  default in the payment of principal on such Subordinated Notes when due and payable;

  •
  default in the performance or breach of any other covenant or warranty by us in the Subordinated Indenture (other than a covenant or warranty that has been included in the Subordinated Indenture solely for the benefit of a series of debt securities other than the Subordinated Notes of such series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% of the principal amount of the then-outstanding Subordinated Notes of such series; and

  •
  certain events of bankruptcy, insolvency or reorganization of the Company or the Bank (an "Acceleration Event of Default").

        The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or acceleration under the Subordinated Indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time. An event of default occurring under the Subordinated Notes will not necessarily constitute an event of default with respect to any of our indebtedness, and an event of default with respect to any such other indebtedness will not necessarily constitute an event of default under the Subordinated Notes.

        With respect to the Subordinated Notes, there is only a right of acceleration in the case of an Acceleration Event of Default. Accordingly, payment of principal of the Subordinated Notes may be accelerated only in the case of the liquidation, receivership, dissolution, winding-up, reorganization, insolvency or similar proceeding of the Company or the Bank or any other Acceleration Event of Default specified in the Subordinated Indenture under which such Subordinated Notes are issued. If an Acceleration Event of Default occurs and is continuing with respect to the Subordinated Notes, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding Subordinated Notes of such series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding Subordinated Notes. At any time after a declaration of acceleration with respect to the Subordinated Notes of such series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the then outstanding Subordinated Notes of such series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal and interest, if any, with respect to the Subordinated Notes, have been cured or waived.

        The trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request of any holder of outstanding Subordinated Notes, unless the trustee receives security or indemnity satisfactory to it in connection therewith. Subject to certain rights of the trustee, the holders of a majority in principal amount of the then-outstanding Subordinated Notes of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Subordinated Notes.

        No holder of any Subordinated Notes of such series will have any right to institute any proceeding, judicial or otherwise, with respect to the Subordinated Indenture or for the appointment of a receiver or trustee, or for any remedy under the Subordinated Indenture, unless:

  •
  that holder has previously given to the trustee written notice of a continuing event of default with respect to the Subordinated Notes; and

  •
  the holders of at least 25% of the principal amount of the then-outstanding Subordinated Notes have made written request, and offered security or indemnity satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the then-outstanding Subordinated Notes a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        Notwithstanding the foregoing, the holder of any Subordinated Notes will have an absolute and unconditional right to receive payment of the principal and any interest on such Subordinated Notes on or after the due dates expressed in such Subordinated Notes and to institute suit for the enforcement of such payment.

Subordinated Notes Intended to Qualify as Tier 2 Capital

        The Subordinated Notes are intended to qualify as Tier 2 Capital under the capital rules established by the Federal Reserve for financial holding companies that became effective January 1, 2014. The rules set forth specific criteria for instruments to qualify as Tier 2 Capital. Among other things, the Subordinated Notes must:

  •
  be unsecured;

  •
  have a minimum original maturity of at least five years;

  •
  be subordinated to depositors and general creditors;

  •
  not contain provisions permitting the holders of the Subordinated Notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of the institution; and

  •
  not contain provisions permitting the institution to redeem or repurchase the Subordinated Notes prior to the maturity date without prior approval of the Federal Reserve.

Amendments and Waivers

        The Company and the trustee may modify and amend the Subordinated Indenture with the consent of the holders of at least a majority in principal amount of the then-outstanding Subordinated

Notes. The Company may not make any modification or amendment without the consent of the holder of each Subordinated Note then outstanding if that amendment will:

  •
  change the stated maturity date of any payment of principal or interest on the Subordinated Notes;

  •
  reduce the principal amount of, or interest on, the Subordinated Notes;

  •
  impair a holder's right to sue the Company for the enforcement of payments due on the Subordinated Notes; or

  •
  reduce the percentage of outstanding Subordinated Notes required to consent to a modification or amendment of the Subordinated Indenture or required to consent to a waiver of compliance with certain provisions of the Subordinated Indenture or certain defaults under the Subordinated Indenture.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the Subordinated Notes may on behalf of the holders of all Subordinated Notes waive the Company's compliance with certain restrictive provisions of the Subordinated Indenture. The holders of a majority in principal amount of the then-outstanding Subordinated Notes may on behalf of the holders of all the Subordinated Notes waive any past default under the Subordinated Indenture with respect to the Subordinated Notes and its consequences, except a default in the payment of the principal of or any interest on any Subordinated Note.

        The Company and the trustee may, without the consent of the holders of the Subordinated Notes of such series, amend or supplement the Subordinated Indenture or such Subordinated Notes under the Subordinated Indenture to:

  •
  evidence the succession of another entity to the Company or successive successions, and the assumption by such entity of the covenants, agreements and obligations of the Company under the Subordinated Indenture and the Subordinated Notes;

  •
  add to the events of default such further events of default for the protection of the holders of the Subordinated Notes; provided, that, in respect of any such additional events of default, such supplemental indenture may provide for a particular grace period after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the rights of the holders of the Subordinated Notes upon such an event of default;

  •
  add to the covenants of the Company such further covenants for the protection of the holders of the Subordinated Notes, or to surrender any right or power in the Subordinated Indenture conferred upon the Company with regard to the Subordinated Notes;

  •
  cure any ambiguity or to correct or supplement any provision contained in the Subordinated Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the Subordinated Indenture or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under the Subordinated Indenture or under any supplemental indenture as the Company's board of directors may deem necessary or desirable and which shall not materially and adversely affect the interests of the holders of the Subordinated Notes;

  •
  establish the form, terms and conditions of the Subordinated Notes as permitted by the Subordinated Indenture;

  •
  evidence and provide for the acceptance of appointment by a successor trustee under the Subordinated Indenture with respect to the Subordinated Notes and to add to or change any of the provisions of the Subordinated Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Subordinated Indenture by more than one trustee;

  •
  delete, modify or add provisions of the Subordinated Indenture; provided that, except as otherwise contemplated by the Subordinated Indenture, such deletion, modification or addition does not apply to any outstanding security created prior to the date of such supplemental indenture;

  •
  add guarantors, or to secure, or, if applicable, provide additional security for, the Subordinated Notes and to provide for matters relating thereto;

  •
  amend or supplement any provision contained in the Subordinated Indenture, which was required to be contained in the Subordinated Indenture in order for the Subordinated Indenture to be qualified under the Trust Indenture Act, if the Trust Indenture Act or regulations thereunder change what is so required to be included in qualified indentures, in any manner not inconsistent with what then may be required for such qualification; or

  •
  conform the text of any provision of the Subordinated Indenture or an indenture supplemental thereto or the Subordinated Note to our description thereof contained in this prospectus supplement or the applicable prospectus or offering document.

Senior Notes and Subordinated Notes

Covenants

        Consolidation, Merger and Sale of Assets.    The Company may consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to, another entity, provided that in any such case:

  •
  the Company or the Bank is the surviving or continuing entity, or the resulting or acquiring entity, if other than the Company, is organized and existing under the laws of a U.S. jurisdiction and assumes, pursuant to a supplemental indenture, all of the Company's responsibilities and liabilities under the applicable Indenture, including the payment of all amounts due on the Notes and performance of the covenants in the applicable Indenture;

  •
  immediately after the transaction, and giving effect to the transaction, no event of default under the applicable Indenture exists; and

  •
  the Company has delivered to the trustee an officers' certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with the applicable Indenture and that all conditions precedent to the transaction contained in the applicable Indenture have been satisfied.

        If the Company consolidates or merges with or into any other entity, or sells or leases all or substantially all of its assets in compliance with the terms and conditions of the applicable Indenture, the resulting or acquiring entity will be substituted for the Company in the applicable Indenture and the Notes with the same effect as if it had been an original party to the applicable Indenture and Notes. As a result, such successor entity may exercise our rights and powers under the applicable Indenture and the Notes, in our name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the applicable Indenture and under the Notes.

        Notwithstanding the foregoing, the Company may transfer all of its property and assets to another entity if, immediately after giving effect to the transfer, such entity is the Company's wholly owned subsidiary. The term "wholly owned subsidiary" means any subsidiary in which the Company and/or its other wholly owned subsidiaries own all of the outstanding capital stock.

Defeasance

        The Base Indenture contains provisions that permit the Company to elect defeasance and/or covenant defeasance under the terms set forth in the accompanying prospectus. See "Description of Debt Securities—Satisfaction and Discharge; Defeasance—Defeasance and Covenant Defeasance" in the accompanying prospectus.

Clearance and Settlement

        DTC, in this capacity, will act as securities depositary for the Notes. The Notes will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's nominee) or such other name as may be requested by an authorized representative of DTC. Fully registered global notes, representing the total aggregate principal amount of the Senior Notes and Subordinated Notes issued and sold, will be executed and deposited with DTC and will bear a legend disclosing the restrictions on exchanges and registration of transfer referred to below.

        DTC, the world's largest depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve Board System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act." DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

        DTC is owned by a number of its direct participants. Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, and banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of securities under the DTC system must be made by or through direct or indirect participants in DTC, who will receive a credit for the securities on DTC's records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments made with respect to the Notes, as such payments will be forwarded by the paying agent for the Notes to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the Notes entitled to the benefits of the Indentures. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

        To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership of those securities. DTC does not have, and is not anticipated to have, any knowledge of the actual beneficial owners of the Notes, as DTC's records reflect only the identity of the direct participants to whose accounts the Notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Notes are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

        DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to the Company or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the Notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificated Notes to be exchanged for beneficial interests in the global notes will be authenticated and delivered to or at the direction of DTC.

        All payments of principal of, and interest on, the Notes represented by the global notes and all transfers and deliveries of such global notes will be made to DTC or its nominee, as the case may be, as the registered holder of the global notes. DTC's practice is to credit its direct participants' accounts upon DTC's receipt of funds and corresponding detail information from the Company or its agent, on the payment date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners of the Notes will be governed by standing instructions and customary practices of those participants, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that participant and not of DTC, the depositary, the Company, the trustee or any of their respective agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of principal of, or interest on, the Notes to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) will be the responsibility of the Company or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners of the Notes will be the responsibility of direct and indirect participants.

        Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee or through organizations that are participants or indirect participants in such system. The depositaries, in turn, will hold interests in the Notes in customers' securities accounts in the depositaries' name on the books of DTC. Ownership of beneficial interests in the global notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants' interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in the global notes may be subject to various policies and procedures adopted by DTC from time to time. None of the Company, the trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC's or any direct or indirect participant's records relating to, or for payments made on account of, beneficial interests in the global notes, or for maintaining, supervising or reviewing any of DTC's records or any direct or indirect participant's records relating to these beneficial ownership interests.

        Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of the Notes to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the Notes.

        DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Indentures only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

        The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but neither we nor the underwriter assumes any responsibility for the accuracy or completeness thereof.

Regarding the Indenture Trustee

        U.S. Bank National Association will act as trustee under each of the Senior Indenture and the Subordinated Indenture. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business. U.S. Bank National Association is an affiliate of U.S. Bancorp Investments, Inc., one of the underwriters in this offering.

        The trustee is permitted to engage in certain other transactions. Upon the occurrence of an event of default or an event which, after notice or lapse of time or both, would become an event of default under the Indentures, or upon the occurrence of a default under another indenture under which U.S. Bank National Association serves as trustee, the trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which we are not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under one or both of the Indentures. In that event, we would be required to appoint a successor trustee.

 MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of the material United States federal income tax consequences of the acquisition, ownership and disposition of the Notes by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). This summary does not purport to be a complete analysis of all potential tax considerations. This summary is based upon the United States Internal Revenue Code of 1986, as amended, which we refer to as the "Code," the treasury regulations promulgated under the Code, which we refer to as the "Regulations," and administrative and judicial interpretations of the Code and the Regulations, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. This summary is limited to the U.S. federal income tax consequences with respect to Notes that are purchased by an initial holder at their original issue price (generally the first price at which a substantial amount of the Notes is sold, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) for cash and that are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address the tax consequences to subsequent purchasers of the Notes.

        We intend, and by acquiring any Notes each beneficial holder of a Note will agree, to treat the Notes as indebtedness for United States federal income tax purposes, and this summary assumes such treatment.

        This summary does not purport to deal with all aspects of United States federal income taxation that might be relevant to particular holders in light of their circumstances or status, nor does it address specific tax consequences that may be relevant to particular holders (including, for example, financial institutions, retirement plans, regulated investment companies, real estate trusts, broker-dealers, traders in securities or other holders that use mark-to-market treatment, insurance companies, partnerships or other pass-through entities, United States expatriates, tax-exempt organizations, U.S. Holders that have a functional currency other than the United States dollar, or persons who hold Notes as part of a straddle, hedge, conversion or other integrated financial transaction).

        In addition, this summary does not address United States federal alternative minimum, estate and gift tax consequences or consequences under the tax laws of any state, local or non-U.S. jurisdiction. We have not sought, and will not seek, any ruling from the Internal Revenue Service referred to herein as the "IRS," with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions. If an entity treated as a partnership for United States federal income tax purposes holds Notes, the United States federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Notes, you should consult your own tax advisor.

        PROSPECTIVE PURCHASERS OF THE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAXATION AND OTHER TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

        For purposes of this summary, a "U.S. Holder" is a beneficial owner of Notes that is, for United States federal income tax purposes, (i) a citizen or individual resident of the United States; (ii) a corporation or other entity treated as a corporation for United States federal income tax purposes created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to United States federal income tax regardless of its source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the trust's administration and one or more United States persons have the authority to control all of its substantial decisions or if a valid election to be treated as a United States person under the

Regulations is in effect with respect to such trust. A "Non-U.S. Holder" is a beneficial owner of Notes that is neither a U.S. Holder nor an entity treated as a partnership for United States federal income tax purposes.

United States Federal Income Taxation of U.S. Holders

        Payments of Stated Interest on the Senior Notes.    It is expected and this discussion assumes that either the issue price of the Notes will equal the stated redemption price at maturity of the Senior Notes or if the issue price is less than the stated redemption price at maturity, that the difference will be a de minimis amount (as set forth in the applicable Regulations). If, however the issue price of a Senior Note is less than the stated redemption amount at maturity and the difference is more than a de minimis amount (as set forth in the applicable Regulations), then a U.S. Holder will be required to include the difference in income as original issue discount, which we refer to as "OID," as it accrues in accordance with a constant yield method. Stated interest on a Senior Note will generally be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, depending on the U.S. Holder's regular method of accounting for United States federal income tax purposes.

        Interest and Original Issue Discount on the Subordinated Notes.    Under applicable Regulations, a debt instrument will qualify as a "variable rate debt instrument" if (a) its issue price does not exceed the total noncontingent principal payments due under the debt instrument by more than a specified de minimis amount, (b) the debt instrument provides for stated interest, paid or compounded at least annually, at current values of a single fixed rate and one or more qualified floating rates and (c) the debt instrument does not provide for any contingent payments of principal. A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Under the foregoing definition, the Subordinated Notes are expected to be treated as variable rate debt instruments for U.S. federal income tax purposes. Under this characterization, payments treated as qualified stated interest, referred to herein as "QSI," on the Subordinated Notes will generally be taxable to U.S. Holders as ordinary interest income at the time such interest payments are accrued or received, depending on the U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

        For U.S. federal income tax purposes, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, if such excess equals or exceeds a specified de minimis amount (generally 1/4 of 1% of the debt instrument's stated redemption price at maturity multiplied by the weighted average maturity of such debt instrument). A debt instrument's "weighted average maturity" is the sum of the following amounts determined for each payment on the debt instrument (other than a payment of QSI): (i) the number of complete years from the issue date until the payment is made multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the debt instrument's stated redemption price at maturity. The issue price of an issue of debt instruments equals the first price at which a substantial amount of the debt instruments has been sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The stated redemption price at maturity of a debt instrument is the sum of all payments provided by the debt instrument other than payments of QSI. The term QSI generally means stated interest that is unconditionally payable in cash at least annually at a single fixed rate. A U.S. Holder (regardless of its method of tax accounting) will be required to include OID in ordinary income as it accrues in accordance with a constant yield method based on a compounding of interest.

        Under applicable Regulations, in order to determine the amount of QSI and OID in respect of the Subordinated Notes, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is a hypothetical instrument that has terms that are identical to those of the Subordinated Notes, except that the equivalent fixed rate debt instrument provides for fixed rate substitutes in lieu of the actual rates on the Subordinated Notes. The equivalent fixed rate debt instrument is constructed in the following fashion: (i) first, the initial fixed rate is replaced with a qualified floating rate such that the fair market value of the Subordinated Notes as of the Subordinated Notes' issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the replacement qualified floating rate rather than the fixed rate, and (ii) second, each floating rate (including the floating rate determined under (i) above) is converted into a fixed rate substitute (which, in each case, will generally be the value of each floating rate as of the issue date of the Subordinated Notes).

        Once the equivalent fixed rate debt instrument has been constructed pursuant to the foregoing rules, the amount of OID and QSI, if any, are determined for the equivalent fixed rate debt instrument by applying the general OID rules to the equivalent fixed rate debt instrument and a U.S. Holder of the Subordinated Notes will account for such OID and QSI as if the U.S. Holder held the equivalent fixed rate debt instrument. For each accrual period, appropriate adjustments will be made to the amount of QSI or OID assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Subordinated Notes during the accrual period.

        The Regulations provide special rules for determining the yield and maturity of a debt instrument such as the Subordinated Notes that provide an issuer with the option to call the instrument at specified times. The Regulations generally deem an issuer to exercise a call option in a manner that minimizes the yield on the debt instrument for purposes of determining whether a debt instrument is issued with OID. Under the terms of the Subordinated Notes, if the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is greater than or equal to the fixed rate substitute of the floating rate (as determined in the manner described above), the Subordinated Notes will be presumed not to be called and OID with respect to the Subordinated Notes will be calculated as described above. If however, the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is less than the fixed rate substitute of the floating rate (as determined in the manner described above), the yield on the Subordinated Notes would be minimized if the Subordinated Notes were called immediately before the change in the interest rate on                , 2022 and therefore the Subordinated Notes would be treated as maturing on such date for OID purposes. This assumption is made solely for purposes of determining whether the Subordinated Notes are issued with OID for U.S. federal income tax purposes, and is not an indication of our intention to call or not to call the Subordinated Notes at any time. If, contrary to this presumption, the Subordinated Notes are not called prior to the change in the interest rate on                , 2022, then, solely for OID purposes, the Subordinated Notes will be deemed to be reissued at their adjusted issue price on                , 2022. This deemed reissuance should not give rise to taxable gain or loss to U.S. Holders.

        Based upon current market conditions and the manner in which the interest rates on the Subordinated Notes are determined, the Company expects that the equivalent fixed rate debt instrument (as determined in the manner described above) would provide for a single fixed interest rate throughout the term of the Subordinated Notes. Accordingly, solely for purposes of determining QSI and OID, as of the issue date of the Subordinated Notes, the Company expects that the Subordinated Notes will be presumed to remain outstanding until maturity, all interest on the Subordinated Notes will be treated as QSI and the Subordinated Notes will not be treated as having been issued with any OID.

        Disposition of the Notes.    Upon the sale, exchange or other taxable disposition of a Note, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between (i) the sum of all cash plus the fair market value of all other property received on such disposition (except an amount equal to accrued but unpaid interest not previously included in income, which is treated as interest as described above) and (ii) such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal the cost of the Note to such holder, increased by any OID previously included in income by the U.S. Holder. Any gain or loss recognized on the disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder's holding period for the Note is more than one year. Long-term capital gain of non-corporate U.S. Holders is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.

        Medicare Tax.    A Medicare tax of 3.8% will be imposed on the "net investment income" of certain U.S. citizens and resident aliens and on the undistributed "net investment income" of certain trusts and estates. Among other items, "net investment income" generally includes gross income from interest and net gain from the disposition of certain property, less certain related deductions. For individuals, the tax will be 3.8% of the lesser of the individual's "net investment income" or the excess of the individual's modified adjusted gross income over $250,000 in the case of a married individual filing a joint return or a surviving spouse, $125,000 in the case of a married individual filing a separate return, or $200,000 in the case of a single individual.

        Prospective purchasers should consult an independent tax advisor regarding the possible implications of the Medicare tax on their particular circumstances.

        Backup Withholding and Information Reporting.    For each calendar year in which the Notes are outstanding, we generally are required to provide the IRS with certain information, including the U.S. Holder's name, address and taxpayer identification number, the aggregate amount of interest paid to that U.S. Holder during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to payments to certain types of U.S. Holders, including corporations and tax-exempt organizations, provided that they establish their entitlement to an exemption.

        In the event that a U.S. Holder subject to the reporting requirements described above fails to provide its correct taxpayer identification number on an IRS Form W-9 or an approved substitute, or if we receive a notice of underreporting of the U.S. Holder's tax liability, then we, our agent or paying agents, or a broker may be required to "backup" withhold a tax at the current rate of 28% of each payment on the Notes and on the proceeds from a sale of the Notes. The backup withholding obligation, however, does not apply with respect to payments to certain types of U.S. Holders, including corporations and tax-exempt organizations, provided that they establish their entitlement to an exemption.

        Backup withholding is not an additional tax and may generally be refunded or credited against the U.S. Holder's United States federal income tax liability, provided that the required information is timely furnished to the IRS.

        U.S. Holders should consult their own tax advisors regarding their qualifications for an exemption from backup withholding and the procedure for establishing such an exemption, if applicable.

United States Federal Income Taxation of Non-U.S. Holders

        Payment of Interest.    Subject to the discussion of backup withholding below and the Foreign Account Tax Compliance Act, payments of interest on the Notes to a Non-U.S. Holder will not be subject to United States federal withholding tax under the "portfolio interest exemption," provided that:

  •
  such payments are not effectively connected with the conduct of a United States trade or business;

  •
  the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  the Non-U.S. Holder is not a controlled foreign corporation (as defined in Section 957(a) of the Code) that, for United States federal income tax purposes, is related (within the meaning of Section 864(d)(4) of the Code) to us;

  •
  the Non-U.S. Holder is not a bank described in Section 881(c)(3)(A) of the Code; and

  •
  either (a) the Non-U.S. Holder certifies on IRS Form W-8BEN or Form W-8BEN-E, as applicable (or a suitable substitute form or successor form), under penalties of perjury, that it is not a "United States person" (as defined in the Code) and provides its name and address, or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Notes on behalf of the Non-U.S. Holder certifies to the applicable withholding agent as provided in the applicable Regulations, under penalties of perjury, that such a certification has been received from the Non-U.S. Holder by it or by a financial institution between it and the Non-U.S. Holder and furnishes such withholding agent with a copy thereof.

        If a Non-U.S. Holder cannot satisfy the requirements of the "portfolio interest exemption," then payments of interest made to such Non-U.S. Holder will be subject to a 30% United States federal withholding tax unless the Non-U.S. Holder provides a properly executed:

  •
  IRS Form W-8BEN or Form W-8BEN-E (or successor form), as applicable, claiming, under penalties of perjury, an exemption from, or reduction in, withholding tax under an applicable income tax treaty; or

  •
  IRS Form W-8ECI (or successor form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with a United States trade or business of the Non-U.S. Holder (in which case such interest will be subject to regular graduated United States federal income tax rates as described below).

        Please consult your tax advisor about the specific methods for satisfying these requirements. A claim for an exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

        If interest on the Note is effectively connected with a United States trade or business of the Non-U.S. Holder (and if required by an applicable income tax treaty, attributable to a United States permanent establishment or fixed base), then the Non-U.S. Holder, although exempt from the withholding tax described above (provided that the relevant certification requirements described above are satisfied), will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation, then it may, under certain circumstances, be subject to a branch profits tax equal to 30% (unless reduced by an applicable income tax treaty) in respect of such interest.

        Disposition of the Notes.    No withholding of United States federal income tax will generally be required with respect to any gain or income realized by a Non-U.S. Holder upon the sale, exchange, redemption or other taxable disposition of a Note (except as described above under "—United States Federal Income Taxation of Non-U.S. Holders—Payment of Interest").

        Except with respect to accrued and unpaid interest, a Non-U.S. Holder will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of a Note unless the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, or such gain is effectively connected with a United States trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base). Accrued and unpaid interest realized on a sale, exchange or other disposition of a Note generally will not be subject to United States federal income tax, provided that the Non-U.S. Holder satisfies the requirements of the "portfolio interest exemption" as discussed under "—United States Federal Income Taxation of Non-U.S. Holders—Payment of Interest."

        Backup Withholding and Information Reporting.    United States backup withholding tax will not apply to payments of interest on a Note or proceeds from the sale or other disposition of a Note payable to a Non-U.S. Holder if the certification described in "—United States Federal Income Taxation of Non-U.S. Holders—Payment of Interest" is duly provided by such Non-U.S. Holder or the Non-U.S. Holder otherwise establishes an exemption. Certain information reporting may still apply to interest payments even if an exemption from backup withholding is established. Copies of any information returns reporting interest payments and any withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty or other agreement.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a Non-U.S. Holder generally will be allowed as a refund or a credit against such Non-U.S. Holder's United States federal income tax liability, provided that the requisite procedures are followed on a timely basis.

        Non-U.S. Holders should consult their own tax advisors regarding their particular circumstances and the availability of and procedure for establishing an exemption from backup withholding.

        Foreign Account Tax Compliance Act (FATCA).    Under the Foreign Account Tax Compliance Act provisions of the Code, Regulations and related U.S. Treasury guidance, which we refer to as "FATCA," a withholding tax of 30% will be imposed in certain circumstances on payments of (i) interest on the Notes and (ii) beginning in 2019, on the gross proceeds from the sale, exchange or other disposition of the Notes. In the case of payments made to a "foreign financial institution" (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States, which we refer to as an "FFI Agreement," or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction, which we refer to as an "IGA," to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any "substantial" U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If a Note is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. Non-U.S. Holders should consult their own tax advisors regarding these rules and whether they may be relevant to their ownership and disposition of Notes.

CERTAIN BENEFIT PLAN AND ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the acquisition and holding of the Notes by an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or ERISA) that is subject to Title I of ERISA, a plan described in Section 4975(e)(1) of the Code, including an individual retirement account (we refer to an account of this type as an IRA) or a Keogh plan, a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code, referred to herein as Similar Laws, and any entity whose underlying assets include "plan assets" by reason of any such employee benefit or retirement plan's investment in such entity, each of which we refer to as a Plan.

        General Fiduciary Matters.    ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code referred to herein as an ERISA Plan, and prohibit certain transactions involving the assets of an ERISA Plan with its fiduciaries or other interested parties. In general, under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and Non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code (but may be subject to similar prohibitions under Similar Laws).

        In considering the acquisition, holding and, to the extent relevant, disposition of Notes with a portion of the assets of a Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

        Prohibited Transaction Issues.    Section 406 of ERISA prohibits ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of Section 3(14) of ERISA, and Section 4975 of the Code imposes an excise tax on certain "disqualified persons," within the meaning of Section 4975(e)(2) of the Code, who engage in similar transactions, in each case unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, a fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status.

        We or the underwriter may be parties in interest or disqualified persons with respect to ERISA Plans and the purchase and/or holding of Notes may be characterized as an extension of credit by the purchaser or holder of Notes to the Company. The acquisition, holding and, to the extent relevant, disposition of Notes by an ERISA Plan with respect to which the issuer or the underwriter (or certain of our or their affiliates) is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired, held and disposed of in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or PTEs, that may apply to the acquisition and holding of the Notes. These class exemptions include, without limitation, PTE 84-14 respecting transactions determined by independent qualified professional asset managers, PTE 90-1 respecting insurance company pooled separate accounts, PTE 91-38 respecting bank collective investment funds, PTE 95-60 respecting life insurance company general accounts and PTE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the "service provider exemption," from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) has or exercises any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied at the time that the Notes are acquired by a purchaser, or thereafter, if the facts relied upon for utilizing a prohibited transaction exemption change.

        Because of the foregoing, the Notes should not be acquired, held or disposed of by any person investing "plan assets" of any Plan if such acquisition, holding and disposition will constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or violate any applicable Similar Laws.

        Representation.    Each purchaser and holder of Notes will be deemed to have represented and warranted that either, under ERISA, the Code or Similar Laws, (i) it is not a Plan, such as an IRA, and no portion of the assets used to acquire or hold the Notes constitutes assets of any Plan or (ii) the acquisition, holding and disposition of a Note will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws for which there is no applicable statutory, regulatory or administrative exemption.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Notes. The acquisition, holding and, to the extent relevant, disposition of Notes by or to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

 UNDERWRITING

        We have entered into an underwriting agreement dated                            , which we refer to as the "underwriting agreement," with U.S. Bancorp Investments, Inc. ("USBI") and Sandler O'Neill & Partners, L.P. ("Sandler"), as representatives of the underwriters named therein (the "Underwriters"). Subject to certain conditions, the Underwriters have agreed to purchase the aggregate principal amount of Notes in this offering set forth in the following table.

Underwriter	Principal Amount of Senior Notes	Principal Amount of Subordinated Notes
U.S. Bancorp Investments, Inc.	$	$
Sandler O'Neill & Partners, L.P.
Stephens Inc.	$	$
Total

        Subject to the terms and conditions set forth in the underwriting agreement, the Underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of the Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting Underwriters may be increased or the underwriting agreement may be terminated.

        The Underwriters are offering the Notes, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the Underwriters of officer's certificates, legal opinions and comfort letters. The Underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        Notes sold by the Underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. The Underwriters may offer the Notes to selected dealers at the public offering price set forth on the cover of this prospectus supplement less a concession not in excess of        % of the principal amount per note in the case of the Senior Notes, and        % of the principal amount per note in the case of the Subordinated Notes. The Underwriters may allow, and these dealers may re-allow, a concession not in excess of         % of the principal amount per note in the case of the Senior Notes, and        % of the principal amount per note in the case of the Subordinated Notes. After the initial offering, the Underwriters may change the offering price and the other selling terms. The offering of the Notes by the Underwriters is subject to receipt and acceptance and subject to the Underwriters' right to reject any order in whole or in part.

        Certain of our directors and executive officers may purchase Notes in the offering.

Discounts and Expenses

        The following table shows the per-Note and total underwriting discounts that we will pay the Underwriters for each series of Notes offered hereby:

Per Senior Note		%
Total	$
Per Subordinated Note		%
Total	$

        The underwriting discount of        % for the Senior Notes and        % for the Subordinated Notes will be deducted from the public offering price, except that for sales to certain directors and executive officers, the underwriting discount deducted from the public offering price will be        % for the Senior

Notes and        % for the Subordinated Notes, and to the extent of those sales, the total underwriting discounts will be less than the total shown above. As a result of sales of an aggregate of $            Senior Notes and $            Subordinated Notes to such persons, the total proceeds to us, after deducting the underwriting discounts (but prior to deducting our expenses for the offering), will equal $            for the Senior Notes and $            for the Subordinated Notes.

        In addition, we estimate that our total expenses for this offering, excluding underwriting discounts, will be approximately $            . We have also agreed to reimburse the Underwriters for certain of their expenses in connection with this offering.

Indemnification

        We have agreed to indemnify the Underwriters, and persons who control the Underwriters, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, which we refer to as the "Securities Act," and to contribute to payments that the Underwriters may be required to make in respect of these liabilities.

No Public Trading Market

        The Notes are a new issue of securities with no established trading market. In addition, we have not applied and do not intend to apply to list the Notes on any national securities exchange. The Underwriters have advised us that they intend to make a market in the Notes. However, the Underwriters are not obligated to do so and may discontinue any market-making in the Notes at any time in their sole discretion and without prior notice. Therefore, we cannot assure you that a liquid trading market for the Notes will develop or continue, that you will be able to sell your Notes at a particular time, or that the price that you receive when you sell will be favorable.

Stabilization

        In connection with this offering of the Notes, the Underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the Underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If the Underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

No Sale of Similar Securities

        We have agreed that we will not, from the date of the underwriting agreement through and including the date that is one day after the closing of the sale of the Notes to the underwriters, without first obtaining the prior written consent of the representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by us and having a tenor of more than one year, except for the Notes offered hereby.

Electronic Distribution

        This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Underwriters or their affiliates.

        Other than the prospectus supplement and the accompanying prospectus in electronic format, information on such websites and any information contained in any other website maintained by the

Underwriters or their affiliates is not part of this prospectus supplement or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or the Underwriters in their capacity as underwriter and should not be relied on by investors.

Settlement

        We expect to deliver the Notes against payment in New York City on or about the expected settlement date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement and of the pricing of the Notes. Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers of the Notes who wish to trade the Notes on any date prior to the third business day before delivery thereof will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement.

Our Relationships

        The Underwriters and their affiliates have engaged, or may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The Underwriters have received, or may in the future receive, customary fees and commissions for these transactions. U.S. Bank National Association, the trustee for the Notes, is an affiliate of U.S. Bancorp Investments, Inc., one of the underwriters in this offering. Additionally, U.S. Bancorp Investments, Inc. is an affiliate of a lender under our $40,000,000 Credit Agreement.

        In addition, in the ordinary course of its business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade indebtedness and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

        The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

        The validity of the Notes relating to this offering will be passed upon for First Busey by its special counsel in the state of Nevada, Lewis Roca Rothgerber Christie LLP. Certain other legal matters and certain U.S. federal income tax consequences relating to this offering will be passed upon for First Busey by Barack Ferrazzano Kirschbaum & Nagelberg LLP.

        Certain legal matters relating to this offering will be passed upon for the Underwriters by Sidley Austin LLP, New York, New York.

EXPERTS

        The consolidated financial statements of the Company and its subsidiaries as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016 and the effectiveness of internal control over financial reporting as of December 31, 2016 incorporated in this prospectus supplement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon incorporated herein by reference, and have been incorporated in this prospectus supplement and registration statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act, and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's website at www.sec.gov or on the Company's website at www.Busey.com under the tab "Investor Relations." However, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus supplement and the accompanying prospectus. Written requests for copies of the documents we file with the SEC should be directed to First Busey Corporation, Corporate Secretary, 100 West University Ave., Champaign, Illinois 61820, telephone: (217) 365-4544.

        This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-3 that may be obtained as described above. Statements contained in this prospectus supplement and the accompanying prospectus about the contents of any contract or other documents are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to incorporate by reference the information that we file with it into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following documents and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering, except, in each case, for information that is "furnished" rather than "filed," and information that is modified or superseded by subsequently filed documents prior to the termination of this offering:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 28, 2017;

  •
  our Quarterly Report on Form 10-Q filed with the SEC on May 9, 2017; and

  •
  our Current Reports on Form 8-K filed on January 17, 2017, February 6, 2017, March 13, 2017 and April 11, 2017.

        We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus supplement and the accompanying prospectus. Requests should be directed to:

First Busey Corporation
Attention: Corporate Secretary
100 W. University Ave.
Champaign, Illinois 61820
Telephone number: (217) 365-4544

PROSPECTUS

$250,000,000.00

FIRST BUSEY CORPORATION

Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights
Units
Depositary Shares

        We may offer and sell, from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $250,000,000.00. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If an offering of securities involves any underwriters, dealers or agents, then the prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.

        Our common stock is listed on the NASDAQ Global Select Market under the ticker symbol "BUSE." Our principal executive offices are located at 100 W. University Avenue, Champaign, Illinois 61820, and our telephone number is (217) 365-4500.

        Investing in our securities involves risks. You should refer to the section entitled "Risk Factors" on page 1 of this prospectus, as well as the risk factors included in the applicable prospectus supplement and certain of our periodic reports and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is October 29, 2014.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, which we refer to as the SEC, using a shelf registration process on Form S-3. Under the shelf registration rules, using this prospectus, together with the applicable prospectus supplement, we may sell from time to time, in one or more offerings, on a continuous or delayed basis, the securities described in this prospectus for an aggregate initial offering price of up to $250,000,000.00. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering under this prospectus. You can read that registration statement at the SEC website at http://www.sec.gov or at the SEC office mentioned under the heading "Where You Can Find Additional Information."

        This prospectus provides you with a general description of the securities we may offer. Each time we sell any of these securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. The prospectus supplements may also add, update or change information contained in this prospectus. If information in the applicable prospectus supplement is inconsistent with the information in this prospectus, then the information in such prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find Additional Information" before you invest.

        You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

        You should not assume that the information in this prospectus or any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of that document.

        Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        In this prospectus, the terms "First Busey," "Company," "we," "us" and "our" refer to First Busey Corporation and its consolidated subsidiaries, collectively, unless the context requires otherwise. References in this prospectus to "Busey Bank" and "Bank" mean Busey Bank, an Illinois state-chartered bank with its main office in Champaign, Illinois. Busey Bank is our wholly-owned banking subsidiary.

RISK FACTORS

        An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You should also refer to other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not known to us or that we deem immaterial may also materially and adversely affect our business and operations.

 FIRST BUSEY CORPORATION

        We are a $3.5 billion financial holding company headquartered in Champaign, Illinois. We conduct a broad range of financial services through our banking and non-banking subsidiaries. Our wholly-owned bank subsidiary is Busey Bank, which has locations in Illinois, Florida and Indiana. We conduct the business of banking and related services through Busey Bank, asset management, brokerage and fiduciary services through Busey Wealth Management, Inc. and Trevett Capital Partners and retail payment processing through FirsTech, Inc. As of June 30, 2014, we had total assets of $3.5 billion, total deposits of $2.9 billion and total stockholders' equity of $426.8 million.

        Busey Bank, which was organized in 1868, is an Illinois state-chartered bank with its main office in Champaign, Illinois, and had total assets of $3.5 billion as of June 30, 2014. Busey Bank has 36 locations, including 28 in central and east-central Illinois, seven in southwest Florida and one in Indianapolis, Indiana.

        Busey Bank offers a full range of diversified financial products and services for consumers and businesses, including innovative online and mobile banking capabilities to conveniently serve our customers' needs. Services include commercial, agricultural and real estate loans, and retail banking services, including home equity lines of credit, residential real estate and consumer loans, customary types of demand and savings deposits, money transfers, safe deposit services, IRA, Keogh and other fiduciary services through our branch, ATM and technology-based networks. Busey Bank's principal sources of income are interest and fees on loans and investments and service fees. Its principal expenses are interest paid on deposits and general operating expenses. Busey Bank's primary markets are downstate Illinois, southwest Florida, and central Indiana.

        Trevett Capital Partners, operating as a division of Busey Bank, is a private wealth management boutique created to serve clientele in southwest Florida through a highly tenured team of sophisticated wealth management professionals. Trevett Capital Partners builds upon our established presence in Florida and the broad capabilities of our existing wealth management operation to provide concierge service and tailored solutions for the accumulation and preservation of capital and generational legacies.

        Busey Wealth Management, which is headquartered in Champaign, Illinois, provides asset management, investment and fiduciary services to individuals, businesses and foundations through its subsidiary, Busey Trust Company. As of June 30, 2014, Busey Trust Company had $5.1 billion in assets under care. For individuals, Busey Trust Company provides investment management, trust and estate advisory services and financial planning. For businesses, it provides investment management, business succession planning and employee retirement plan services. For foundations, Busey Trust Company provides investment management, investment strategy consulting and fiduciary services. Brokerage-related services are offered by Busey Investment Services, a division of Busey Trust Company, through a third-party arrangement with Raymond James Financial Services.

        FirsTech, which has offices in Decatur, Illinois and Clayton, Missouri, offers the following pay processing solutions: walk-in payment processing for payments delivered by customers to retail pay agents; online bill payment solutions for payments made by customers on a billing company's website; customer service payments for payments accepted over the telephone; direct debit services; electronic concentration of payments delivered by the Automated Clearing House network; money management software and credit card networks; and lockbox remittance processing of payments delivered by mail. FirsTech had approximately 3,000 agent locations in 36 states as of June 30, 2014.

        Our principal executive offices are located at 100 W. University Ave., Champaign, Illinois 61820, and our telephone number is (217) 365-4500.

        We maintain an Internet website at www.busey.com. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus.

        Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See "Where You Can Find Additional Information" and "Documents Incorporated by Reference" in this prospectus.

USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities for general corporate purposes, which may include, among other things, investments in or advances to our subsidiaries, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions. The applicable prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering. Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or deposit them in a bank.

        We will pay the fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and accountants.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table reflects our ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends for each of the years in the five-year period ended December 31, 2013, as well as for the six months ended June 30, 2014. On March 6, 2009, we issued shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series T, which we refer to as our Series T Preferred Stock. On August 25, 2011 we issued shares of our Senior Non-Cumulative Perpetual Preferred Stock, Series C, which we refer to as our Series C Preferred Stock, and redeemed all of the outstanding shares of our Series T Preferred Stock. As a result, preferred stock dividends in 2009 and 2010 consisted solely of the amounts due on our Series T Preferred Stock, preferred stock dividends in 2011 consisted of the amounts due on our Series T Preferred Stock and Series C Preferred Stock, and preferred stock dividends in 2012 through June 30, 2014 consisted solely of the amounts due on our Series C Preferred Stock.

	For the six months ended June 30,	For the years ended December 31,
	2014	2013	2012	2011	2010	2009
Ratio of earnings (losses) to fixed charges:
Excluding interest on deposits	37.51	28.96	15.45	12.91	6.17	—	(1)
Including interest on deposits	8.25	5.96	3.22	3.00	1.84	—	(2)
Ratio of earnings (losses) to fixed charges and preferred stock dividends:
Excluding interest on deposits	24.21	8.59	5.95	5.34	3.40	—	(3)
Including interest on deposits	7.44	4.20	2.59	2.42	1.62	—	(4)

(1)
The earnings coverage ratio, excluding interest on deposits, for the year ended December 31, 2009, was inadequate to cover the fixed charges. The coverage deficiency for the period was $388.8 million.

(2)
The earnings coverage ratio, including interest on deposits, for the year ended December 31, 2009, was inadequate to cover the fixed charges. The coverage deficiency for the period was $328.7 million.

(3)
The earnings coverage ratio, including preferred stock dividends and excluding interest on deposits, for the year ended December 31, 2009, was inadequate to cover the fixed charges. The coverage deficiency for the period was $388.8 million.

(4)
The earnings coverage ratio, including preferred stock dividends and including interest on deposits, for the year ended December 31, 2009, was inadequate to cover the fixed charges. The coverage deficiency for the period was $328.7 million.

        For purposes of computing the ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends:

  •
  earnings represent income from continuing operations before income taxes, plus fixed charges;

  •
  fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the portion of net rental expense deemed to be equivalent to interest on long-term debt; and

  •
  fixed charges, including interest on deposits, include all interest expense and the portion of net rental expense deemed to be equivalent to interest on long-term debt.

DESCRIPTION OF CAPITAL STOCK

General

        We have the authority to issue 200,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. As of June 30, 2014, we had 88,287,132 shares of common stock issued and 86,831,027 shares outstanding. Additionally, as of the date of this prospectus, 72,664 shares of preferred stock have been designated as our Series C Preferred Stock, all of which are issued and outstanding. No shares of our Series T Preferred Stock were issued and outstanding as of the date of this prospectus.

        The following description of the material terms of our capital stock is only a summary. This summary does not purport to be a complete description of the terms and conditions of our capital stock in all respects and is subject to and qualified in its entirety by reference to our amended and restated articles of incorporation, as amended, and amended and restated by-laws, each of which is incorporated herein by reference, as well as the Nevada General Corporation Law, and any other documents referenced in the summary and from which the summary is derived.

Common Stock

        General.    Under our amended and restated articles of incorporation, as amended, we have the authority to issue 200,000,000 shares of our common stock, par value $0.001 per share, of which 88,287,132 shares were issued and 86,831,027 shares were outstanding as of June 30, 2014. As of June 30, 2014, there were 1,846,197 shares of our common stock underlying options and restricted stock units that have been issued pursuant to our equity incentive plans. Additionally, we have reserved an additional 3,909,824 shares of our common stock for future issuance under our equity incentive and employee stock purchase plans. Additionally, we have reserved 573,833 shares of our common stock underlying the warrants that were originally issued to the U.S. Department of the Treasury, which we refer to as the U.S. Treasury, in connection with our participation in the Capital Purchase Program, and which were subsequently sold by the U.S. Treasury in a private transaction on November 23, 2011. Our common stock is listed for trading on the NASDAQ Global Select Market under the symbol "BUSE."

        Each share of our common stock has the same relative rights and is identical in all respects to every other share of our common stock. Our shares of common stock are neither redeemable nor convertible, and the holders thereof have no preemptive or subscription rights to purchase any of our securities.

        Voting Rights.    Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors.

        Liquidation Rights.    Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive, pro rata, our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding, including the holders of shares of our Series C Preferred Stock.

        Dividends Payable on Shares of Common Stock.    In general, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as our board of directors may from time to time determine. The ability of our board of directors to declare and pay dividends on our common stock may be affected by both general corporate law considerations and policies of the Board of Governors of the Federal Reserve, which we refer to herein as the Federal Reserve, applicable to bank holding companies. As a Nevada corporation, we are subject to the limitations of Nevada law, which allows us to pay dividends unless, after such dividend, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus any amount that would be needed if we were to be dissolved at the time of the dividend payment to satisfy the preferential rights of stockholders whose preferential rights are superior to those receiving the dividend. As a bank holding company, our ability to declare and pay dividends is subject to the guidelines of the Federal Reserve regarding capital adequacy and dividends. The Federal Reserve guidelines generally require us to review the effects of the cash payment of dividends on our common stock and other Tier 1 capital instruments (i.e., perpetual preferred stock and trust preferred securities) in light of our earnings, capital adequacy and financial condition. As a general matter, the Federal Reserve indicates that the board of directors of a bank holding company should eliminate, defer or significantly reduce the dividends if: (i) the company's net income available to stockholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends; (ii) the prospective rate of earnings retention is inconsistent with the company's capital needs and overall current and prospective financial condition; or (iii) the company will not meet, or is in danger of not meeting, its minimum regulatory capital adequacy ratios. The Federal Reserve also possesses enforcement powers over bank holding companies and their nonbank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations. Among these powers is the ability to proscribe the payment of dividends by banks and bank holding companies.

        Most of our revenues available for the payment of dividends derive from amounts paid to us by the Bank. There are various statutory limitations that limit the ability of the Bank to pay dividends to us. Busey Bank is a state-charted bank and is subject to the laws and regulations of the Illinois Department of Financial and Professional Regulation and to the regulations of the Federal Deposit Insurance Corporation. If a bank's primary banking regulator determines that the bank is engaged or is about to engage in an unsafe or unsound banking practice, the regulator may require, after notice and hearing, that the bank cease and desist from such practice. Depending on the financial condition of the bank, an unsafe or unsound practice could include the payment of dividends. In particular, the federal banking agencies have indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsafe and unsound banking practice.

        Under the Illinois Banking Act, Busey Bank generally may not pay dividends in excess of its net profits. Further, the payment of dividends by any financial institution is also affected by the requirement to maintain adequate capital pursuant to applicable capital adequacy guidelines and regulations, and a financial institution generally is prohibited from paying any dividends if, following payment thereof, the institution would be undercapitalized. Even notwithstanding the availability of funds for dividends, the FDIC may prohibit the payment of any dividends by an insured bank, such as the Bank, if the FDIC determines such payment would constitute an unsafe or unsound practice.

        As of June 30, 2014, Busey Bank was in a retained deficit position and no amount was available to be paid as dividends by the Bank. Until such time as retained earnings have been restored, Busey Bank will not be permitted to pay dividends, and we will need to request permission from Busey Bank's primary regulatory to distribute any capital out of Busey Bank. On January 23, 2013, with the approval of its primary regulator, Busey Bank transferred $50.0 million to the Company representing a return of capital and associated surplus as a result of an amendment to Busey Bank's charter. Further, during the third quarter of 2014, Busey Bank's primary regulator approved an additional transfer of $60.0 million to the Company representing a return of capital and associated surplus as a result of an amendment to Busey Bank's charter, which is expected to be effected in the fourth quarter of 2014.

        Furthermore, as of June 30, 2014, we had outstanding $55.0 million of junior subordinated debentures issued to unconsolidated statutory trusts in connection with the issuance by the trusts of preferred securities. The terms of the junior subordinated debentures and the related trust preferred securities provide that we may defer interest on such instruments for up to 20 consecutive quarters. As of June 30, 2014, we were current on the interest payable pursuant to the junior subordinated debentures and the related trust preferred securities. However, if we elect in the future to defer interest on such instruments, our ability to pay dividends on our common stock also will be subject to the prior payment of all accrued but unpaid interest on the junior subordinated debentures and the related trust preferred securities.

        In addition, the dividend rights of holders of our common stock are qualified and subject to the dividend rights of holders of our Series C Preferred Stock described below under the caption "Preferred Stock—Series C Preferred Stock—Priority of Dividends and Payments Upon Liquidation."

Anti-Takeover Provisions

        General.    Our amended and restated articles of incorporation, as amended, and our amended and restated by-laws may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.

        Authorized Shares of Capital Stock.    Authorized but unissued shares of our common stock and preferred stock under our amended and restated articles of incorporation, as amended, could (within the limits imposed by applicable law and the rules of The NASDAQ Stock Market LLC) be issued in one or more transactions that could make a change of control of us more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the board of directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the board of directors although perceived to be desirable by some stockholders.

        Limitations on Right to Call Special Meetings; Stockholder Proposal Notice Requirements.    Under our amended and restated by-laws, a special meeting of our stockholders may be called only by the Chairman of our board of directors, our Chief Executive Officer or our President only after receiving the written request to hold a meeting from: (i) a majority of our board of directors; or (ii) stockholders owning at least 50% of the entire capital stock issued and outstanding and entitled to vote. Additionally, our amended and restated by-laws require that stockholder proposals meet certain advanced notice and minimum informational requirements. These provisions could have the effect of delaying until the next annual stockholders meeting stockholder actions which are favored by the holders of a majority of our outstanding voting securities.

        State Anti-Takeover Laws.    Although under our amended and restated articles of incorporation, as amended, we have opted not to be governed by Nevada's anti-takeover law known as the "Combination with Interested Stockholders Statute," we may become subject to this provision in the future. In addition, the Nevada General Corporation Law contains a "Control Share Acquisition Statute," which does not currently apply to us.

        The Combination with Interested Stockholders Statute prevents "interested stockholders" and an applicable Nevada corporation from entering into a "combination" unless certain conditions are met. A combination means, among other things, any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to more than 5% of the aggregate market value of the assets of the corporation; (b) an aggregate market value equal to more than 5% of the aggregate market value of all outstanding voting shares of the corporation; or (c) representing more than 10% of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10% or more of the voting shares of a corporation, or an affiliate or associate of a corporation who at any time within two years immediately prior to the date in question was the beneficial owner of 10% or more of the voting shares of the corporation. A corporation may not engage in a "combination" within two years after the interested stockholder acquired its shares unless the combination or the purchase of shares made by the interested stockholder is approved by the board of directors before the interested stockholder acquired such shares or the combination is approved by the board of directors and, at or after that time, the combination is approved at an annual or special meeting of the stockholders of the corporation representing at least 60% of the outstanding voting power held by disinterested stockholders. If such approval is not obtained, then after the expiration of the two-year period, the business combination may be consummated: (x) if the combination or the transaction in which the person became an interested stockholder was approved by the board of directors before the person became an interested stockholder; (y) if the combination is approved at an annual or special meeting of the stockholders of the corporation by a majority of the voting power held by disinterested stockholders; or (z) if the consideration to be paid by the interested stockholder for disinterested shares of common or preferred stock, as applicable, is at least equal to the highest of: (i) the highest price per share of such stock paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which the person became an interested stockholder, whichever is higher, plus interest from that date through the date of consummation of the combination and less any dividends paid during the same period; (ii) the market value per share of such stock on the date of the announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, plus interest from that date through the date of consummation of the combination and less any dividends paid during the same period; or (iii) the amount specified in the corporation's articles of incorporation, including in any certificate of designation for the class or series of shares are entitled upon the consummation of a transaction of a type encompassing the combination.

        The Control Share Acquisition Statute prohibits an acquiror, under certain circumstances, from voting shares of a target corporation's stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation's stockholders. The Control Share Acquisition Statute specifies three thresholds: (a) one-fifth or more but less than one-third; (b) one-third or more but less than a majority; and (c) a majority or more, of the voting power of the corporation in the election of directors. Once an acquiror crosses one of the above thresholds, those shares acquired in such offer or acquisition and those shares acquired within the preceding ninety days become "Control Shares" and such Control Shares are deprived of the right to vote until disinterested stockholders restore the right. The Control Shares Acquisition Statute also provides that in the event Control Shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the Control Shares are entitled to demand payment for the fair value of their shares. The board of directors is to notify the stockholders after such an event has occurred that they have the right to receive the fair value of their shares in accordance with statutory procedures established generally for dissenters' rights. The Control Share Acquisition Statute currently does not apply to us because we do not have 100 or more stockholders of record who are residents of the State of Nevada.

Preferred Stock

        General.    We may issue up to 1,000,000 shares of preferred stock, $0.001 par value per share, from time to time in one or more series. Our board of directors, without further approval of the stockholders, has the authority to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

        The applicable prospectus supplement and any other offering materials relating to any series of preferred stock issued under the registration statement of which this prospectus is a part will specify the terms of the series, including:

  •
  the maximum number of shares in the series and the designation of the series;

  •
  the terms on which dividends, if any, will be paid;

  •
  the terms on which the shares of the series may be redeemed, if at all;

  •
  the liquidation preference, if any;

  •
  the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

  •
  the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of common or preferred stock;

  •
  the voting rights, if any, of the shares of the series; and

  •
  any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares of the series.

        The description of preferred stock above and the description of the terms of a particular series of preferred stock contained in the applicable prospectus supplement and other offering materials, if any, are not complete. You should refer to the applicable certificate of designations with respect to a series of preferred stock for complete information concerning the terms of that series. A copy of the certificate of designations for each series of preferred stock will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement.

        Series C Preferred Stock.    On August 25, 2011, pursuant to the Small Business Lending Fund, which we refer to as the SBLF, we issued to the U.S. Treasury 72,664 shares of Series C Preferred Stock having a liquidation amount per share equal to $1,000 for a total price of $72,664,000. The Series C Preferred Stock has preferential dividend and liquidation rights over our common stock. The Series C Preferred Stock pays non-cumulative dividends at a rate set forth below. The Series C Preferred Stock is non-voting, except in limited circumstances. In addition, so long as any shares of our Series C Preferred Stock are outstanding, we may not repurchase or otherwise acquire any of our outstanding common stock unless we are current in our dividend payments on our outstanding Series C Preferred Stock. The terms of the Series C Preferred Stock provide that we may not redeem the Series C Preferred Stock without regulatory approval. The U.S. Treasury has indicated that we are permitted to redeem the shares of Series C Preferred Stock at any time, without penalty or the need to raise additional capital, subject to the U.S. Treasury's consultation with the Federal Reserve.

        Dividends Payable on Shares of Series C Preferred Stock.    Holders of shares of Series C Preferred Stock are entitled to receive if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, non-cumulative cash dividends at a rate calculated as a percentage of the aggregate liquidation amount of the outstanding Series C Preferred Stock and is based on changes in the level of "Qualified Small Business Lending" or "QSBL" (as defined below) by the Company's wholly-owned subsidiary, Busey Bank. Based upon the increase in the Bank's level of QSBL over the baseline level calculated under the terms of the Purchase Agreement, the dividend rate for the initial dividend period, which was from the date of issuance through September 30, 2011, was set at 5%. For the 2nd through 10th calendar quarters, which ended December 31, 2013, the annual dividend rate also remained at 5%. For the 11th calendar quarter through 4.5 years after issuance, the dividend rate will be fixed at 1% based upon the increase in QSBL as compared to the baseline. After 4.5 years from issuance, the dividend rate will increase to 9%.

        Dividends are payable quarterly in arrears on January 1, April 1, July 1 and October 1, each a dividend payment date, starting with October 1, 2011. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the postponement of the dividend payment date. The amount of dividends payable on Series C Preferred Stock on any date prior to the end of a dividend period, and for the initial dividend period, shall be computed on the basis of a 360-day year consisting of four 90-day quarters, and actual days elapsed over a 90-day quarter. Dividends payable with respect to the Series C Preferred Stock are payable to holders of record of shares of Series C Preferred Stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

        If we determine not to pay any dividend or a full dividend with respect to the Series C Preferred Stock, we must provide written notice to the holders of shares of the Series C Preferred Stock within 5 calendar days stating our rationale for not declaring dividends.

        "Qualified Small Business Lending," or "QSBL," is defined as the sum of all lending by the Bank of the following types:

            (i)  commercial and industrial loans;

           (ii)  owner-occupied, nonfarm, nonresidential real estate loans;

          (iii)  loans to finance agricultural production and other loans to farmers; and

          (iv)  loans secured by farmland.

        SBLF-qualified loans in any one or more of the four general categories identified above are further conditioned by the requirement that, among other things, they may not be greater than $10 million in original principal commitment and must only be made to businesses that have no more than $50 million in annual revenues. The business's annual revenues are calculated at the end of the most recent fiscal year end that is immediately prior to the small business loan origination date.

        To calculate the maximum $10 million amount of lending, the Bank will be required to aggregate loan commitments made to the same borrower or its affiliates and must treat these separate commitments as a single loan. The aggregated loans must not exceed the $10 million maximum to be treated as QSBL. In addition, when calculating the maximum loan amount, the Bank may exclude the portion guaranteed by the United States from the loan amounts. If a third party has assumed an economic interest in any part of a loan, that portion is also excluded.

        Priority of Dividends and Payments Upon Liquidation.    With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series C Preferred Stock will rank:

  •
  senior to our common stock and all other equity securities designated as ranking junior to the Series C Preferred Stock; and

  •
  at least equally with all other equity securities designated as ranking on a parity with the Series C Preferred Stock, or parity stock, with respect to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding-up.

        The terms of the Series C Preferred Stock impose limits on the Company's ability to pay dividends on and repurchase shares of its common stock and other securities. In general, the Company may declare and pay dividends on its common stock or any other stock junior to the Series C Preferred Stock, or repurchase shares of any such stock, only if after payment of such dividends or repurchase of such shares the Company's Tier 1 Capital would be at least 90% of the Signing Date Tier 1 Capital (as defined and set forth in the certificate of designation), excluding any subsequent net charge-offs and any redemption of the Series C Preferred Stock, which we refer to as the Tier 1 Dividend Threshold. The Tier 1 Dividend Threshold is subject to reduction, beginning with the dividend period commencing on January 1, 2014, by 10% for each 1% increase in the Bank's QSBL over the baseline level.

        If, however the Company fails to declare and pay dividends on the Series C Preferred Stock in a given quarter, then during such quarter and for the next three quarters following such missed dividend payment the Company may not pay dividends on or repurchase any common stock or any other securities that are junior to (or in parity with) the Series C Preferred Stock, except that dividends may be paid on parity stock to the extent necessary to avoid any material breach of a covenant by which the Company is bound.

        When dividends have not been declared and paid in full for an aggregate of four dividend periods or more, and if during such time we were not subject to a regulatory determination that prohibited the declaration and payment of dividends, we must deliver, within 5 calendar days of each missed payment, to the holders of the Series C Preferred Stock a certificate executed by at least a majority of the board of directors stating that the board used its best efforts to declare and pay such dividends in a manner consistent with (i) safe and sound banking practices and (ii) the directors' fiduciary obligations. In addition, when dividends have not been declared and paid in full for an aggregate of five or six dividend periods or more, the holders of the Series C Preferred Stock obtain certain voting rights described under the caption "Series C Preferred Stock—Voting Rights."

        Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series C Preferred Stock from time to time out of any funds legally available for such payment, and the Series C Preferred Stock will not be entitled to participate in any such dividend.

        Conversion Rights.    Holders of the Series C Preferred Stock have no right to exchange or convert their shares into common stock or any other securities.

        Redemption.    We may, at our option, subject to the approval of the Federal Reserve, redeem in whole or in part, at any time and from time to time, the Series C Preferred Stock out of the funds legally available therefor, subject to notice as described below. Moreover, if there is a change in law after August 25, 2011 that modifies the terms of the U.S. Treasury's investment in the Series C Preferred Stock or the terms of the SBLF in a materially adverse respect for the Company, we may, after consultation with the Federal Reserve, redeem all of the shares of the Series C Preferred Stock outstanding at the time.

        In any redemption, the redemption price will be an amount equal to the sum of the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption and the pro rata amount of the lending fee for the current dividend period. The Series C Preferred Stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series C Preferred Stock have no right to require the redemption or repurchase of the Series C Preferred Stock.

        If we seek to redeem fewer than all of the outstanding shares of Series C Preferred Stock, we will select the shares we will redeem either pro rata from the holders of record of shares of Series C Preferred Stock in proportion to the number of shares held by those holders or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable. However, in any event the shares to be redeemed shall not be less than: (i) the amount equal to 25% of the aggregate liquidation amount of Series C Preferred Stock issued on the original issue date or (ii) all of the outstanding Series C Preferred Stock, if the aggregate liquidation preference of the outstanding Series C Preferred Stock is less than the amount set forth in the preceding clause (i).

        We will mail notice of any redemption of Series C Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the shares of Series C Preferred Stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, but failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of Series C Preferred Stock designated for redemption will not affect the redemption of any other Series C Preferred Stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place of redemption and the number of shares of Series C Preferred Stock we will redeem (and, if less than all shares of Series C Preferred Stock held by the applicable holder, the number of shares we will redeem from the holder).

        Shares of Series C Preferred Stock that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of our preferred stock.

        Liquidation Rights.    If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series C Preferred Stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment.

        Holders of the Series C Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to stockholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series C Preferred Stock.

        If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series C Preferred Stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series C Preferred Stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series C Preferred Stock has been paid in full to all holders of Series C Preferred Stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series C Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

        For purposes of the liquidation rights, neither the sale, conveyance, exchange or lease of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, including a merger or consolidation in which the holders of the Series C Preferred Stock receive cash, securities or other property for their shares, will constitute a liquidation, dissolution or winding-up of our affairs.

        Voting Rights.    Except as indicated below or otherwise required by law, the holders of Series C Preferred Stock will not have any voting rights.

        If the dividends on the Series C Preferred Stock have not been paid for an aggregate of five dividend periods or more, whether or not consecutive, we must invite a representative selected by the holders of a majority of the outstanding shares of Series C Preferred Stock, voting as a single class, to attend all meetings of our board of directors in a nonvoting observer capacity and, in this respect, must give such representative copies of all notices, minutes, consents, and other materials that we provided to our directors in connection with such meetings. The holders of the Series C Preferred Stock are not obligated to select such a representative, nor is such representative, if selected, obligated to attend any meeting to which he or she is invited. The rights of the holders of the Series C Preferred Stock to appoint an observer will terminate when full dividends have been timely paid on the Series C Preferred Stock for at least four consecutive dividend periods, subject to re-vesting in the event we again fail to declare and pay dividends in full on the Series C Preferred Stock for five or more dividend periods.

        If the dividends on the Series C Preferred Stock have not been paid for an aggregate of six dividend periods or more, whether or not consecutive, and the aggregate liquidation preference of the then-outstanding shares of the Series C Preferred Stock is at least $25,000,000, our authorized number of directors will be automatically increased by two and the holders of the Series C Preferred Stock, voting as a single class, have the right, but not the obligation, to elect two preferred stock directors to fill the newly created directorships at the Company's next annual meeting of stockholders and at each subsequent annual meeting until full dividends have been paid on the Series C Preferred Stock for at least four consecutive dividend periods, subject to re-vesting in the event we again fail to declare and pay dividends in full on the Series C Preferred Stock for six or more dividend periods.

        It will be a qualification for election of any preferred stock director that the election of such individual will not cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors.

        Upon the termination of the right of the holders of Series C Preferred Stock to vote for preferred stock directors, as described above, the preferred stock directors will immediately cease to be qualified as directors, their term of office will terminate immediately and the number of authorized directors of the Company will be reduced by the number of preferred stock directors that the holders of Series C Preferred Stock had been entitled to elect. The holders of a majority of shares of Series C Preferred Stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares Series C Preferred Stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the holders of a majority of the shares Series C Preferred Stock, voting as a class, may choose a successor to fill such vacancy for the remainder of the unexpired term.

        So long as any shares of Series C Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by our articles of incorporation, the written consent of (i) the U.S. Treasury if the U.S. Treasury holds any shares of the Series C Preferred Stock, or (ii) the holders of a majority of the shares of Series C Preferred Stock at the time outstanding, voting separately as a single class, if the U.S. Treasury does not hold any shares of Series C Preferred Stock, shall be necessary for effecting or validating:

  •
  any amendment or alteration of the certificate of designation for the Series C Preferred Stock or the articles of incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Company ranking senior to the Series C Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Company;

  •
  any amendment, alteration or repeal of any provision of the certificate of designation for the Series C Preferred Stock or the articles of incorporation (including, unless no vote on such merger or consolidation is required, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock;

  •
  any consummation of a binding share exchange or reclassification involving the Series C Preferred Stock or of a merger or consolidation of us with another entity, unless the shares of Series C Preferred Stock remain outstanding following any such transaction or, if we are not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Series C Preferred Stock or preference securities have rights, preferences, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series C Preferred Stock, taken as a whole, provided that in all cases, our obligations are assumed by the resulting entity or its ultimate parent;

  •
  any sale of all, substantially all, or any material portion of, the assets of the Company, if the Series C Preferred Stock will not be redeemed in full contemporaneously with the consummation of such sale; or

  •
  any consummation of a Holding Company Transaction (as defined below), unless as a result of the Holding Company Transaction each share of the Series C Preferred Stock shall be converted into or exchanged for one share with an equal liquidation preference of preference securities of the Company or the acquiror. Any such holding company preferred stock shall have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series C Preferred Stock immediately prior to such conversion or exchange, taken as a whole;

provided, however, that (i) any increase in the amount of our authorized shares of preferred stock, and (ii) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and will not require the vote or consent of, the holders of the Series C Preferred Stock.

        Holders of the Series C Preferred Stock will each be entitled one vote for each $1,000 of liquidation preference to which such holder's shares of Series C Preferred Stock are entitled.

        No vote or consent of the holders of the Series C Preferred Stock is required if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series C Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series C Preferred Stock to effect the redemption.

        A "Holding Company Transaction" means the occurrence of (a) any transaction that results in a person or group (i) becoming the direct or indirect ultimate beneficial owner of common equity of First Busey representing more than 50% of the voting power of the outstanding shares of our common stock or (ii) being otherwise required to consolidate First Busey for purposes of generally accepted accounting principles, or (b) any consolidation or merger of First Busey or similar transaction or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of our consolidated assets to any person other than one of our subsidiaries; provided that, in the case of either clause (a) or (b), First Busey or the acquiror is or becomes a bank holding company or savings and loan holding company.

DESCRIPTION OF DEBT SECURITIES

General

        The debt securities that we may offer using this prospectus consist of notes, debentures or other evidences of indebtedness. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s). The material terms of the indenture are summarized below, and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

  •
  the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, and any subordination provisions particular to the series of debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities (i.e., original issuance discount);

  •
  the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

  •
  the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

  •
  the place or places where the principal of and interest on the debt securities will be payable and, if applicable, where the debt securities may be surrendered for conversion or exchange;

  •
  whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

  •
  if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

  •
  any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the other terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

  •
  whether the debt securities will be registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;

  •
  the denominations, which may be in U.S. dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000.00 and any integral multiple thereof;

  •
  whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

  •
  if other than U.S. dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

  •
  whether the debt securities may be issuable in tranches;

  •
  the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including the initial conversion or exchange price or rate, the conversion or exchange period, the provisions for conversion or exchange price or rate adjustments or any other provisions relative to such obligation), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

  •
  any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

  •
  if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;

  •
  any deletions from, modifications of or additions to (i) the events of default with respect to the debt securities or (ii) the rights of the trustee or the holders of the debt securities in connection with events of default;

  •
  any deletions from, modifications of or additions to the covenants with respect to the debt securities;

  •
  if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

  •
  whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

  •
  whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a U.S. person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

  •
  whether the debt securities, in whole or specified parts, will be defeasible, and, if the securities may be defeased, in whole or in specified part, any provisions to permit a pledge of obligations other than certain government obligations to satisfy the requirements of the indenture regarding defeasance of securities and, if other than by resolution of our board of directors, the manner in which any election to defease the debt securities will be evidenced;

  •
  whether the debt securities will be secured by any property, assets or other collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

  •
  the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;

  •
  any restrictions, conditions or requirements for transfer of the debt securities; and

  •
  any other material terms or conditions upon which the debt securities will be issued.

        Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000.00 and in integral multiples of $1,000.00, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.

        Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may also act as paying agent under the indenture.

        The applicable prospectus supplement will contain a description of U.S. federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

        The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness or restricting us or any of our subsidiaries from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

        The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets; provided, however, that:

  •
  the resulting or acquiring entity, if other than us, is organized and existing under the laws of a U.S. jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

  •
  immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

  •
  we have delivered to the trustee an officers' certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

        If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

        Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly-owned subsidiary. The term "wholly-owned subsidiary" means any subsidiary in which we and/or our other wholly-owned subsidiaries own all of the outstanding capital stock.

Modification and Waiver

        Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

  •
  a change in the stated maturity date of any payment of principal or interest;

  •
  a reduction in the principal amount of, or interest on, any debt securities;

  •
  an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

  •
  a change in the currency in which any payment on the debt securities is payable;

  •
  an impairment of a holder's right to sue us for the enforcement of payments due on the debt securities; or

  •
  a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

        Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

  •
  waive compliance by us with certain restrictive provisions of the indenture; and

  •
  waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of, or interest on, any series of debt securities.

        Finally, we and the indenture trustee may, from time to time, amend the indenture without the consent of holders of the debt securities for certain purposes, including but not limited to the following:

  •
  to evidence the succession of another entity to us or successive successions and the assumption by such entity of our covenants, agreements and obligations under the indenture;

  •
  to add additional events of default for the protection of the holders of debt securities;

  •
  to add covenants for the protection of the holders of debt securities; and

  •
  to make certain other administrative modifications which do not materially and adversely affect the interests of the holders of debt securities.

Events of Default

        Unless we indicate otherwise in the applicable prospectus supplement, "event of default" under the indenture will mean, with respect to any series of debt securities, any of the following:

  •
  failure to pay interest on any debt security for 30 days after the payment is due;

  •
  failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;

  •
  failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

  •
  certain events of bankruptcy, insolvency or reorganization.

        If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events of bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

        The indenture requires us to furnish to the trustee, not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer's knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of, or interest on, any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, "default" means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

        The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the trustee; or

  •
  exercising any trust or power conferred upon the trustee.

        The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

  •
  the holder has previously given the trustee written notice of a continuing event of default;

  •
  the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

  •
  the trustee has not started such proceeding within 60 days after receiving the request; and

  •
  no direction inconsistent with such written request has been given to the trustee under the indenture.

        However, the holder of any debt security will have an absolute right to receive payment of principal of, and interest on, the debt security when due and to institute suit to enforce payment.

Satisfaction and Discharge; Defeasance

        Satisfaction and Discharge of Indenture.    Unless otherwise indicated in the applicable prospectus supplement, if at any time,

  •
  we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same has become due and payable;

  •
  we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture; or

  •
  all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities;

then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for (i) rights of registration of transfer and exchange, and our right of optional redemption, (ii) substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (iii) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations and immunities of the trustee under the indenture, and (v) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

        Defeasance and Covenant Defeasance.    Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

  •
  to defease and be discharged from all of our obligations with respect to such debt securities, with certain exceptions described below, which we refer to herein as defeasance; or

  •
  to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities, which we refer to herein as covenant defeasance.

        We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

  •
  we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

  •
  we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

        In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for: (i) payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise); (ii) the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions; (iii) rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture; and (iv) continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

        The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

        Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

        We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, is applicable.

The Trustee

        General.    We will enter into the indenture with a trustee that is qualified to act under the Trust Indenture Act and with any other trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities.

        Resignation or Removal of Trustee.    If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the indenture. Any resignation will require the appointment of a successor trustee under the indenture in accordance with the terms and conditions of the indenture.

        The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

        Annual Trustee Report to Holders of Debt Securities.    The trustee will be required to submit certain reports to the holders of the debt securities regarding, among other things, the trustee's eligibility to serve as such, the priority of the trustee's claims regarding advances made by it, and any action taken by the trustee materially affecting the debt securities.

        Certificates and Opinions to Be Furnished to Trustee.    The indenture provides that, in addition to other certificates or opinions specifically required by other provisions of the indenture, every application by us for action by the trustee must be accompanied by a certificate from one or more of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

        Certain Relationships in the Ordinary Course.    From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

        The following describes some of the general terms and provisions of warrants we may issue. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and other offering materials, if any, and may be attached to or separate from those securities. Warrants may be issued under warrant agreements to be entered into between us and a warrant agent or may be represented by individual warrant certificates, all as specified in the applicable prospectus supplement and other offering materials, if any. The warrant agent, if any, for any series of warrants will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The applicable prospectus supplement and any other offering materials relating to any warrants we may issue will specify the terms of the warrants, including:

  •
  the title and aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the title, amount and terms of the securities purchasable upon exercise of the warrants;

  •
  the title, amount and terms of the securities offered with the warrants and the number of warrants issued with each such security;

  •
  the date, if any, on and after which the warrants and the related securities will be separately transferable;

  •
  the price at which the related securities may be purchased upon exercise of the warrants;

  •
  the exercise period for the warrants;

  •
  the minimum or maximum number of warrants which may be exercised at any one time;

  •
  any applicable anti-dilution, redemption or call provisions;

  •
  any applicable book-entry provisions; and

  •
  any other terms of the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

        In connection with the sale of the Series T Preferred Stock to the U.S. Treasury, we also issued to the U.S. Treasury a warrant to purchase shares of our common stock, which we refer to herein as the TARP Warrant. On November 23, 2011, the U.S. Treasury sold the TARP Warrant in a private transaction. The TARP Warrant provides the holder thereof an option to purchase up to 573,833 shares of our common stock. The TARP Warrant has a 10-year term and is currently exercisable, with an exercise price, subject to anti-dilution adjustments, equal to $13.07 per share. We may engage in negotiations from time to time to redeem the TARP Warrant.

DESCRIPTION OF SUBSCRIPTION RIGHTS

        This section describes the general terms of the subscription rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. The following description is only a summary, does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of subscription rights. The forms of the subscription agent agreement and the subscription certificate will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. See "Where You Can Find Additional Information" for information on how to obtain copies.

        Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of any subscription rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such subscription rights offering. If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.

        The prospectus supplement relating to any subscription rights we offer will describe the specific terms of the offering and the subscription rights, including the record date for stockholders entitled to the subscription rights distribution, the number of subscription rights issued and the number of shares of common stock that may be purchased upon exercise of the subscription rights, the exercise price of the subscription rights, the date on which the subscription rights will become effective and the date on which the subscription rights will expire, and applicable U.S. federal income tax considerations.

        In general, a subscription right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with the applicable prospectus supplement that will describe, among other things:

  •
  the record date for stockholders entitled to receive the subscription rights;

  •
  the number of shares of common stock or other securities that may be purchased upon exercise of each subscription right;

  •
  the exercise price of the subscription rights;

  •
  whether the subscription rights are transferable;

  •
  the period during which the subscription rights may be exercised and when they will expire;

  •
  the steps required to exercise the subscription rights;

  •
  whether the subscription rights include "oversubscription rights" so that the holder may purchase more securities if other holders do not purchase their full allotments; and

  •
  whether we intend to sell the shares of common stock or other securities that are not purchased in the subscription rights offering to an underwriter or other purchaser under a contractual "standby" commitment or other arrangement.

        If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

        After the close of business on the expiration date, all unexercised subscription rights will become void.

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock or warrants or any combination of such securities, including guarantees of any securities.

        The applicable prospectus supplement and any other offering materials relating to any units issued under the registration statement of which this prospectus is a part will specify the terms of the units, including:

  •
  the terms of the units and of any of the debt securities, common stock, preferred stock, warrants and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

  •
  a description of the terms of any unit agreement governing the units; and

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF DEPOSITARY SHARES

        This section outlines certain provisions of the deposit agreement that will govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is subject to and qualified in its entirety by reference to the relevant deposit agreement and depositary receipt with respect to the depositary shares relating to any particular series of preferred stock. A copy of the deposit agreement and form of depositary receipt relating to any depositary shares we issue will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. The specific terms of any depositary shares we may offer will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

General

        We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Purchasers of fractional interests in shares of the related series of preferred stock will receive depositary receipts as described in the applicable prospectus supplement.

        Unless we specify otherwise in the applicable prospectus supplement, purchasers will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Dividends

        The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record holder of depositary shares based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

        If there is a distribution other than in cash, the depositary will distribute property to the entitled record holders of depositary shares, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and distribution of the net proceeds from this sale to the concerned holders.

        The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Conversion or Exchange Rights

        If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption

        If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting Rights

        When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder's depositary shares should be voted.

Taxation

        Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, certain amendments as specified in the applicable prospectus supplement will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding. A deposit agreement may be terminated by us or the depositary only if:

  •
  all outstanding depositary shares relating to the deposit agreement have been redeemed; or

  •
  there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus to one or more underwriters or dealers for resale, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriter, dealer or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be stated in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions: (i) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale; (ii) in the over-the-counter market; (iii) in transactions otherwise than on such exchanges or in the over-the-counter market; or (iv) through the writing of options.

        We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and re-offer them to the public by one or more of the methods described above.

This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        We, our agents and underwriters on our behalf may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        We may solicit offers to purchase securities directly from the public from time to time. We also may designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions they may be paid in that offering.

        We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we use underwriters to sell securities, we may enter into an underwriting agreement with the underwriters at the time of the sale and will name them in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

        The dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

        If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short-covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short-covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These activities may stabilize, maintain or otherwise affect the market price of the securities. As a result, these transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be in the open market. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. These transactions, if commenced, may be discontinued by the underwriters at any time.

        The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement.

        Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to specify alternative settlement arrangements to prevent a failed settlement.

        Underwriters, agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements contained in or incorporated by reference into this prospectus that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements, which are based on certain assumptions and estimates and describe our future plans, strategies and expectations, can generally be identified by the use of the words "may," "will," "should," "could," "would," "goal," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target," "aim" and similar expressions. These forward-looking statements include statements relating to our projected growth, anticipated future financial performance, financial condition, credit quality and management's long-term performance goals, as well as statements relating to the anticipated effects on results of operations and financial condition from expected developments or events, our business and growth strategies and any other statements that are not historical facts.

        These forward-looking statements are subject to significant risks, assumptions and uncertainties, and could be affected by many factors. Factors that could have a material adverse effect on our financial condition, results of operations and future prospects can be found in our periodic and current reports filed with the SEC. These factors include, but are not limited to, the following:

  •
  the strength of the local and national economy;

  •
  the economic impact of any future terrorist threats or attacks;

  •
  changes in state and federal laws, regulations and governmental policies concerning our general business (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the extensive regulations to be promulgated thereunder, as well as the rules adopted by the federal bank regulatory agencies to implement Basel III);

  •
  changes in interest rates and prepayment rates of our assets;

  •
  increased competition in the financial services sector and the inability to attract new customers;

  •
  changes in technology and the ability to develop and maintain secure and reliable electronic systems;

  •
  the loss of key executives or employees;

  •
  changes in consumer spending;

  •
  unexpected results of acquisitions;

  •
  unexpected outcomes of existing or new litigation involving us;

  •
  changes in accounting policies and practices;

  •
  the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards; and

  •
  other factors and risks described under the "RISK FACTORS" section of the applicable prospectus supplement issued in connection with the issuance of securities and in our most recent Annual Report on Form 10-K and elsewhere in our periodic and current reports filed with the SEC.

        Because of those risks and other uncertainties, our actual future results, performance or achievement, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, our past results of operations are not necessarily indicative of our future results.

        You should not place undue reliance on any forward-looking statements, which speak only as of the dates on which they were made. We are not undertaking an obligation to update these forward-looking statements, even though circumstances may change in the future, except as required under federal securities law. We qualify all of our forward-looking statements by these cautionary statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We are subject to the information requirements of the Exchange Act, which means we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC. This permits us to disclose important information to you by referring to these separately filed documents. The information incorporated by reference is an important part of this prospectus, and the information we file subsequently with the SEC will automatically update the information in this prospectus. This historical and future information that is incorporated by reference in this prospectus is considered to be part of this prospectus and can be obtained at the locations described above under the heading "Where You Can Find Additional Information." The information included elsewhere in this prospectus and the following documents incorporated by reference in this prospectus is considered to be part of this prospectus:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 11, 2014, including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 15, 2014 that are incorporated therein;

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended: (i) March 31, 2014, filed with the SEC on May 8, 2014; and (ii) June 30, 2014, filed with the SEC on August 7, 2014;

  •
  our Current Reports on Form 8-K filed with the SEC on January 2, 2014, January 13, 2014, April 8, 2014, April 9, 2014, May 23, 2014, May 27, 2014, July 8, 2014, September 16, 2014 and October 7, 2014;

  •
  the description of our common stock, par value $.001 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on April 30, 1990 (File No. 000-15950), and all amendments or reports filed for the purpose of updating such description; and

  •
  any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act, after the date of this document prior to the termination of the offering of the securities covered by this prospectus, excluding any document or portion thereof that has been furnished to and deemed not to be filed with the SEC.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is, or is deemed to be, incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide you with a copy of any information that we incorporate by reference into this prospectus or the registration statement that contains this prospectus, at no cost, by writing or calling us. Requests for such materials should be directed to:

First Busey Corporation
Attention: Corporate Secretary
100 W. University Ave.
Champaign, Illinois 61820
Telephone number: (217) 365-4500

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplements, certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by our special counsel in the State of Nevada, Lewis Roca Rothgerber LLP, and/or our special counsel in the State of New York, Barack Ferrazzano Kirschbaum & Nagelberg LLP, as applicable. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

        The consolidated financial statements of First Busey Corporation and subsidiaries as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and the effectiveness of First Busey Corporation's internal control over financial reporting as of December 31, 2013, have been incorporated in this prospectus by reference to First Busey's Annual Report on Form 10-K for the year ended December 31, 2013 in reliance on the report of McGladrey LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

$

            % Fixed Rate Senior Notes due                , 2022

            % Fixed-to-Floating Rate Subordinated Notes due                , 2027

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

US Bancorp	Sandler O'Neill + Partners, L.P.	Stephens Inc.

                        , 2017